           MERRILL LYNCH
           [GRAPHIC OMITTED][GRAPHIC OMITTED]                                         FREE WRITING PROSPECTUS
                                                                                     FOR RAAC SERIES 2006-SP2
---------------------------------------------------------- ---------------------------------------------------

                                                                                    FILED PURSUANT TO RULE 433;
                                                                                        SEC FILE NO. 333-125485
                                         ABS NEW TRANSACTION

                                            FREE WRITING PROSPECTUS

                                         $[348,115,000] (APPROXIMATE)
                               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                              RAAC SERIES 2006-2
                               GMAC RFC   [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                          RAAC SERIES 2006-SP2 TRUST
                                                ISSUING ENTITY

                                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                   DEPOSITOR

                                        RESIDENTIAL FUNDING CORPORATION
                                          MASTER SERVICER AND SPONSOR

EXPECTED TIMING:      Pricing Date:     On or about May [2], 2006
                      Settlement Date:  On or about May [9], 2006
                      First Payment     May 25, 2006
                      Date:

STRUCTURE:            Single Group      $[348,115,000] senior/subordinate structure
                      Rating Agencies:  Moody's, Standard & Poor's and Fitch

                                               APRIL [27], 2006

                                             IMPORTANT NOTICE

The  depositor  has filed a  registration  statement  (including  a  prospectus)  with the  Securities  and
Exchange  Commission (the "SEC") for the offering to which this communication  relates.  Before you invest, you should read the prospectus in that  registration  statement and other documents the depositor has filed with the SEC for more  complete  information  about  the  depositor  and this  offering.  You may get these documents  at no  charge  by  visiting  EDGAR  on the  SEC  Web  site at  www.sec.gov.  Alternatively,  the depositor,  any  underwriter  or any dealer  participating  in the  offering  will  arrange to send you the prospectus at no charge if you request it by calling the toll-free number at 1-800-221-1037.

The  information  in this  free  writing  prospectus,  if  conveyed  prior to the time of your  contractual commitment to purchase any of the Certificates,  supersedes any information  contained in any prior similar materials  relating to the  Certificates.  The  information in this free writing  prospectus is preliminary and is subject to completion or change.

This free writing  prospectus is being  delivered to you solely to provide you with  information  about the offering of the  Certificates,  when, as and if issued.  The  Certificates  referred to in these  materials are being  sold when,  as and if issued.  The issuer is not  obligated  to issue such  Certificates  or any similar  security and the  underwriter's  obligation to deliver such  Certificates  is subject to the terms and conditions of the  underwriting  agreement with the issuer and rthe  availability of such  certificates when,  as and if  issued  by the  issuer.  You are  advised  that  the  terms of the  Certificates  and the characteristics  of the  mortgage  loan pool backing  them,  may change (due,  among other  things,  to the possibility  that  mortgage  loans that  comprise  the pool may become  delinquent  or  defaulted or may be removed or replaced  and that similar or different  mortgage  loans may be added to the pool,  and that one or more classes of Certificates  may be split,  combined or eliminated),  at any time prior to the issuance or availability of a final  prospectus.  You are advised that  Certificates may not be issued that have the characteristics  described in these materials.  The  underwriter's  obligation to sell such Certificates to you is conditioned on the mortgage loans and  Certificates  having the  characteristics  described in these materials.  If for any reason the issuer does not deliver such  Certificates,  the underwriter  will notify you,  and  neither the issuer nor the  underwriter  will have any  obligation  to you to deliver all or any portion  of the  Certificates  which  you  have  committed  to  purchase,  and none of the  issuer  not any underwriters  will be  liable  for any  costs  or  damages  whatsoever  arising  from  or  related  to such non-delivery.

This  communication  does  not  contain  all  information  that is  required  to be  included  in the  base prospectus and the prospectus supplement.

Numerous  assumptions  were used in preparing this free writing  prospectus  which may or may not be stated
therein.  This free writing  prospectus should not be construed as either  projections or predictions or as legal, tax, financial or accounting advice.

Any  yields or  weighted  average  lives  shown in this free  writing  prospectus  are based on  prepayment assumptions  and actual  prepayment  experience  may  dramatically  affect such yields or weighted  average lives.  In addition,  it is possible that  prepayments on the underlying  assets will occur at rates slower or  faster  than  the  rates  assumed  in this  free  writing  prospectus.  Furthermore,  unless  otherwise provided,  this free  writing  prospectus  assumes  no  losses on the  underlying  assets  and no  interest shortfall.  The  specific  characteristics  of the  securities  may differ  from  those  shown in this free writing  prospectus due to differences  between the actual  underlying  assets and the hypothetical  assets used in preparing this free writing prospectus.

This  communication  shall  not  constitute  an offer to sell or the  solicitation  of any offer to buy nor shall there be any sale of the securities  discussed in this free writing  prospectus in any state in which such offer,  solicitation  or sale would be  unlawful  prior to  registration  or  qualification  under the securities laws of any such state.

Please be  advised  that  asset-backed  securities  may not be  appropriate  for all  investors.  Potential investors  must be willing to assume,  among other  things,  market price  volatility,  prepayments,  yield curve  and  interest  rate  risk.  Investors  should  fully  consider  the risk of an  investment  in these securities.

FOR ADDITIONAL INFORMATION PLEASE CALL:

MERRILL LYNCH
MBS/ABS TRADING/SYNDICATE
Scott Soltas                            212-449-3659                scott_soltas@ml.com
Charles Sorrentino                      212-449-3659                charles_sorrentino@ml.com
Colin Sheen                             212-449-3659                colin_sheen@ml.com
Brian Kane                              212-449-3659                brian_f_kane@ml.com
Gregory Ikhilov                         212-449-3659                gregory_ikhilov@ml.com
Roger Ashworth                          212-449-3659                roger_ashworth@ml.com
Edgar Seah                              +81 3 6225 7803             edgar_seah@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                             212-449-0752                matthew_whalen@ml.com
Paul Park                               212-449-6380                paul_park@ml.com
Tim Loughlin                            212-449-1646                timothy_loughlin@ml.com
Tom Saywell                             212-449-2122                tom_saywell@ml.com
Alan Chan                               212-449-8140                alan_chan@ml.com
Fred Hubert                             212-449-5071                fred_hubert@ml.com
Alice Chu                               212-449-1701                alice_chu@ml.com
Sonia Lee                               212-449-5067                sonia_lee@ml.com
Keith Singletary                        212-449-9431                keith_singletary@ml.com
Calvin Look                             212-449-5029                calvin_look@ml.com
Yimin Ge                                212-449-9401                yimin_ge@ml.com
Hoi Yee Leung                           212-449-1901                hoiyee_leung@ml.com
Mark Dereska                            212-449-1008                mark_dereska@ml.com

RATING AGENCIES

FITCH
Laura Pokjoni                           212-908-0228                laura.pokojni@fitchratings.com
Marc Lessner                            212-908-0693                marc.lessner@fitchratings.com

MOODY'S
Timothy Gildner                         212-553-2919                timothy.gildner@moodys.com

STANDARD & POOR'S
Amanda Hopkins                          212-438-1809                amanda_hopkins@standardandpoors.com

---------------------------------------------------------------------------------------------------------------
   All collateral statistics described herein are based on the collateral balances as of April 1, 2006 (the
                                  "Cut-Off Date") unless otherwise indicated.

---------------------------------------------------------------------------------------------------------------
Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus

--------------------------------------------------------------------------------------------------------
                                         SENSITIVITY ANALYSIS
--------------------------------------------------------------------------------------------------------
                                              TO 10% CALL
    % OF PRICING SPEED          0%           50%          75%         100%         125%        150%
        ASSUMPTION
--------------------------- ------------ ------------ ------------ ------------ ----------- ------------
        CLASS A-1

     Avg. Life (yrs)           15.29        2.07         1.35         1.00         0.79        0.65
    Window (# months)           288          62           41           26           20          17
   Maturity (month-yr)         Apr30        Jun11        Sep09        Jun08       Dec07        Sep07

                            ------------ ------------ ------------ ------------ ----------- ------------
        CLASS A-2
     Avg. Life (yrs)           25.91        7.39         4.86         3.00         2.03        1.61
    Window (# months)           47           65           44           36           11           8
   Maturity (month-yr)         Feb34        Oct16        Apr13        May11       Oct08        Apr08

                            ------------ ------------ ------------ ------------ ----------- ------------
        CLASS A-3
     Avg. Life (yrs)           28.55        12.47        8.37         6.11         3.48        2.24
    Window (# months)           12           31           22           17           30           9
   Maturity (month-yr)         Jan35        Apr19        Jan15        Sep12       Mar11        Dec08

                            ------------ ------------ ------------ ------------ ----------- ------------
        CLASS M-1
     Avg. Life (yrs)           26.21        8.44         5.66         4.67         4.76        3.65
    Window (# months)           80           109          67           34           8           15
   Maturity (month-yr)         Jan35        Apr19        Jan15        Sep12       Mar11        Feb10

                            ------------ ------------ ------------ ------------ ----------- ------------
        CLASS M-2
     Avg. Life (yrs)           26.21        8.44         5.64         4.47         4.15        3.71
    Window (# months)           80           109          68           38           16           6
   Maturity (month-yr)         Jan35        Apr19        Jan15        Sep12       Mar11        Feb10

                            ------------ ------------ ------------ ------------ ----------- ------------
        CLASS M-3
    Avg. Life (yrs)           26.21        8.44         5.63         4.38         3.86        3.38
    Window (# months)           80           109          69           39           19           9
   Maturity (month-yr)         Jan35        Apr19        Jan15        Sep12       Mar11        Feb10

                            ------------ ------------ ------------ ------------ ----------- ------------
        CLASS M-4
     Avg. Life (yrs)           26.21        8.44         5.63         4.35         3.77        3.24
    Window (# months)           80           109          69           40           20          11
   Maturity (month-yr)         Jan35        Apr19        Jan15        Sep12       Mar11        Feb10

                            ------------ ------------ ------------ ------------ ----------- ------------
       CLASS M-5
    Avg. Life (yrs)           26.21        8.44         5.63         4.32         3.72        3.17
    Window (# months)           80           109          69           40           21          12
   Maturity (month-yr)         Jan35        Apr19        Jan15        Sep12       Mar11        Feb10

--------------------------- ------------ ------------ ------------ ------------ ----------- ------------

--------------------------------------------------------------------------------------------------------
                                         SENSITIVITY ANALYSIS
--------------------------------------------------------------------------------------------------------
                                              TO MATURITY
    % OF PRICING SPEED          0%           50%          75%         100%         125%        150%
        ASSUMPTION
--------------------------- ------------ ------------ ------------ ------------ ----------- ------------
        CLASS A-1
     Avg. Life (yrs)           15.29        2.07         1.35         1.00         0.79        0.65
    Window (# months)           288          62           41           26           20          17
   Maturity (month-yr)         Apr30        Jun11        Sep09        Jun08       Dec07        Sep07

                            ------------ ------------ ------------ ------------ ----------- ------------
        CLASS A-2
     Avg. Life (yrs)           25.91        7.39         4.86         3.00         2.03        1.61
    Window (# months)           47           65           44           36           11           8
   Maturity (month-yr)         Feb34        Oct16        Apr13        May11       Oct08        Apr08

                            ------------ ------------ ------------ ------------ ----------- ------------
        CLASS A-3
     Avg. Life (yrs)           29.01        15.22        10.65        7.91         4.75        2.24
    Window (# months)           23           177          159          129         123           9
   Maturity (month-yr)         Dec35        Jun31        Jun26        Jan22       Dec18        Dec08

                            ------------ ------------ ------------ ------------ ----------- ------------
        CLASS M-1
     Avg. Life (yrs)           26.35        9.26         6.31         5.19         5.46        5.79
    Window (# months)           91           223          163          111          70          94
   Maturity (month-yr)         Dec35        Oct28        Jan23        Feb19       May16        Sep16

                            ------------ ------------ ------------ ------------ ----------- ------------
        CLASS M-2
     Avg. Life (yrs)           26.35        9.19         6.24         4.93         4.52        4.14
    Window (# months)           91           205          146          100          66          48
   Maturity (month-yr)         Dec35        Apr27        Jul21        Nov17       May15        Aug13

                            ------------ ------------ ------------ ------------ ----------- ------------
        CLASS M-3
     Avg. Life (yrs)           26.35        9.07         6.14         4.76         4.17        3.64
    Window (# months)           91           180          127          83           55          39
   Maturity (month-yr)         Dec35        Mar25        Nov19        May16       Mar14        Aug12

                            ------------ ------------ ------------ ------------ ----------- ------------

        CLASS M-4
     Avg. Life (yrs)           26.35        8.95         6.03         4.66         4.01        3.45
    Window (# months)           91           159          109          70           44          31
   Maturity (month-yr)         Dec35        Jun23        May18        Mar15       Mar13        Oct11

                            ------------ ------------ ------------ ------------ ----------- ------------
        CLASS M-5
      Avg. Life (yrs)           26.34        8.82         5.93         4.56         3.91        3.33
    Window (# months)           90           145          98           62           39          27
   Maturity (month-yr)         Nov35        Apr22        Jun17        Jul14       Sep12        May11

--------------------------- ------------ ------------ ------------ ------------ ----------- ------------

                                               NET WAC CAP RATE
 (Static = Current Index Values (1)
Shock = Current Index Values(1) for the Initial period and then All Indices = 20%;
  20% HEP on the first lien fixed rate collateral , 30% HEP on the second lien fixed rate collateral and 100%
Arm PPC on the adjustable rate collateral; Act/360, no losses)

                                                  TO 10% CALL

-------- ----------- -------- ----------    ------ -------- --------- ----------
PERIOD   PAYMENT     STATIC   SHOCK         PERIOD PAYMENT  STATIC    SHOCK
                              (%)                                     (%)
            DATE     (%) (1)   (1)(2)               DATE    (%) (1)    (1)(2)
-------- ----------- -------- ----------    ------ -------- --------- ----------
   1     5/25/2006   13.371    13.371        40    8/25/2009 8.691     17.046
   2     6/25/2006    6.937    21.759        41    9/25/2009 8.687     17.144
   3     7/25/2006    7.173    21.802        42    10/25/20098.967     17.553
   4     8/25/2006    6.943    21.507        43    11/25/20098.672     17.314
   5     9/25/2006    6.944    21.547        44    12/25/20098.952     17.701
   6     10/25/2006   7.177    21.776        45    1/25/2010 8.654     17.419
   7     11/25/2006   6.953    21.486        46    2/25/2010 8.645     17.459
   8     12/25/2006   7.258    21.096        47    3/25/2010 9.562     18.578
   9     1/25/2007    7.025    20.911        48    4/25/2010 8.627     17.557
  10     2/25/2007    7.028    20.946        49    5/25/2010 8.906     17.939
  11     3/25/2007    7.791    21.661        50    6/25/2010 8.609     17.638
  12     4/25/2007    7.036    20.938        51    7/25/2010 8.890     17.975
  13     5/25/2007    7.279    21.178        52    8/25/2010 8.594     17.671
  14     6/25/2007    7.111    21.010        53    9/25/2010 8.603     17.608
  15     7/25/2007    7.348    21.294        54    10/25/20108.889     17.904
  16     8/25/2007    7.116    21.100        55    11/25/20108.593     17.614
  17     9/25/2007    7.187    20.775        56    12/25/20108.869     17.975
  18     10/25/2007   7.617    20.143        57    1/25/2011 8.573     17.677
  19     11/25/2007   7.480    19.431        58    2/25/2011 8.564     17.710
  20     12/25/2007   7.913    18.992        59    3/25/2011 9.473     18.797
  21     1/25/2008    7.989    17.116        60    4/25/2011 8.546     17.777
  22     2/25/2008    7.986    17.187        61    5/25/2011 8.821     18.137
  23     3/25/2008    8.662    17.357        62    6/25/2011 8.527     17.844
  24     4/25/2008    8.226    16.619        63    7/25/2011 8.828     18.079
  25     5/25/2008    8.592    16.701        64    8/25/2011 8.533     17.788
  26     6/25/2008    8.370    16.597        65    9/25/2011 8.525     17.824
  27     7/25/2008    8.745    17.072        66    10/25/20118.798     18.186
  28     8/25/2008    8.483    16.691        67    11/25/20118.504     17.896
  29     9/25/2008    8.547    16.643        68    12/25/20118.777     18.253
  30     10/25/2008   8.884    16.902        69    1/25/2012 8.484     17.963
  31     11/25/2008   8.665    16.384        70    2/25/2012 8.474     17.997
  32     12/25/2008   8.963    16.841        71    3/25/2012 9.048     18.698
  33     1/25/2009    8.683    16.622        72    4/25/2012 8.454     18.066
  34     2/25/2009    8.686    16.693        73    5/25/2012 8.725     18.419
  35     3/25/2009    9.637    17.757        74    6/25/2012 8.433     18.131
  36     4/25/2009    8.696    16.916        75    7/25/2012 8.704     18.490
  37     5/25/2009    9.004    17.387        76    8/25/2012 8.413     18.203
  38     6/25/2009    8.706    16.941        77    9/25/2012 8.403     18.236
  39     7/25/2009    8.987    17.331

(1) 1Month Libor 4.991%; 6Month Libor = 5.239%; 12Month Libor=5.377%, 1Year CMT = 5.010% and Cofi_11=3.604%
(2) Assumes payments are received from the related Yield Maintenance Agreement.

                                                 EXCESS SPREAD
Calculations are run to call at both static (1ML = 4.991%, 6ML = 5.239%, 12ML = 5.377%, 12MCMT = 5.010%, Cofi_11 =
3.604%) and forward curves.  Excess spread means the per annum rate equal to 12 times the quotient of (x) the difference between (a) the total scheduled interest of the mortgage loans based on the Net Mortgage Rates in effect on the related due date minus (b) the total interest due on the Certificates, divided by (y) the aggregate principal balance of the Mortgage Loans as of the first day of the applicable accrual period.  Other assumptions include: (1) 20% HEP on the first lien fixed rate collateral, 30% HEP the second lien fixed rate collateral and
100% Arm PPC on the adjustable rate collateral, (2) no defaults and no losses:

-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
PERIOD   EXCESS  1        6        12       12      FWD      EXCESS    PERIOD EXCESS  1        6        12       12      FWD      EXCESS
         SPREAD                                              SPREAD           SPREAD                                              SPREAD
         IN BPS  MONTH    MONTH    MONTH    MONTH             IN BPS          IN BPS  MONTH    MONTH    MONTH    MONTH             IN BPS
         (STATIC FWD      FWD      FWD      FWD              (FORWARD         (STATIC FWD      FWD      FWD      FWD              (FWD
         LIBOR)   LIBOR    LIBOR    LIBOR    CMT    COFI_11   LIBOR)          LIBOR)   LIBOR    LIBOR    LIBOR    CMT    COFI_11   LIBOR)
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
   1      445    4.991%   5.239%   5.377%   5.010%  3.604%     445      40     376    5.353%   5.437%   5.544%   5.016%  3.604%      350
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
   2      198    5.053%   5.296%   5.401%   5.042%  3.604%     192      41     377    5.362%   5.446%   5.554%   5.016%  3.604%      351
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
   3      215    5.205%   5.343%   5.418%   5.062%  3.604%     195      42     393    5.370%   5.456%   5.565%   5.016%  3.604%      368
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
   4      199    5.266%   5.364%   5.421%   5.071%  3.604%     173      43     376    5.379%   5.466%   5.575%   5.016%  3.604%      350
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
   5      199    5.276%   5.372%   5.418%   5.069%  3.604%     172      44     393    5.389%   5.477%   5.585%   5.017%  3.604%      367
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
   6      216    5.303%   5.376%   5.413%   5.057%  3.604%     187      45     375    5.398%   5.488%   5.594%   5.018%  3.604%      348
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
   7      200    5.322%   5.372%   5.406%   5.036%  3.604%     169      46     375    5.409%   5.499%   5.603%   5.019%  3.604%      346
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
   8      225    5.329%   5.362%   5.396%   5.010%  3.604%     193      47     424    5.420%   5.510%   5.611%   5.021%  3.604%      399
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
   9      208    5.326%   5.349%   5.385%   4.980%  3.604%     176      48     373    5.431%   5.521%   5.618%   5.023%  3.604%      343
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  10      209    5.316%   5.334%   5.375%   4.948%  3.604%     178      49     389    5.442%   5.530%   5.624%   5.026%  3.604%      360
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  11      260    5.300%   5.319%   5.365%   4.916%  3.604%     233      50     371    5.453%   5.539%   5.628%   5.030%  3.604%      341
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  12      210    5.281%   5.306%   5.357%   4.886%  3.604%     182      51     388    5.464%   5.546%   5.632%   5.034%  3.604%      358
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  13      228    5.263%   5.295%   5.352%   4.861%  3.604%     202      52     370    5.473%   5.552%   5.634%   5.039%  3.604%      338
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  14      218    5.249%   5.286%   5.348%   4.842%  3.604%     193      53     371    5.481%   5.557%   5.635%   5.044%  3.604%      338
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  15      235    5.239%   5.279%   5.347%   4.830%  3.604%     212      54     387    5.487%   5.560%   5.635%   5.048%  3.604%      356
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  16      219    5.230%   5.273%   5.347%   4.826%  3.604%     196      55     369    5.493%   5.562%   5.635%   5.053%  3.604%      336
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  17      227    5.223%   5.269%   5.349%   4.829%  3.604%     204      56     385    5.497%   5.562%   5.635%   5.057%  3.604%      353
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  18      263    5.216%   5.267%   5.353%   4.837%  3.604%     242      57     367    5.499%   5.561%   5.634%   5.060%  3.604%      334
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  19      258    5.211%   5.267%   5.357%   4.851%  3.604%     236      58     366    5.500%   5.558%   5.634%   5.064%  3.604%      332
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  20      293    5.208%   5.270%   5.364%   4.868%  3.604%     273      59     415    5.500%   5.556%   5.635%   5.067%  3.604%      386
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  21      311    5.206%   5.274%   5.371%   4.889%  3.604%     291      60     364    5.497%   5.553%   5.636%   5.070%  3.604%      330
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  22      311    5.207%   5.280%   5.379%   4.911%  3.604%     291      61     379    5.493%   5.551%   5.639%   5.074%  3.604%      347
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  23      357    5.210%   5.288%   5.388%   4.933%  3.604%     337      62     361    5.489%   5.551%   5.643%   5.078%  3.604%      328
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  24      337    5.216%   5.296%   5.397%   4.955%  3.604%     316      63     380    5.487%   5.551%   5.648%   5.084%  3.604%      348
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  25      363    5.224%   5.306%   5.407%   4.975%  3.604%     342      64     362    5.485%   5.553%   5.655%   5.089%  3.604%      329
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  26      352    5.233%   5.315%   5.416%   4.991%  3.604%     330      65     361    5.485%   5.557%   5.663%   5.096%  3.604%      328
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  27      379    5.242%   5.325%   5.425%   5.003%  3.604%     358      66     377    5.486%   5.562%   5.672%   5.103%  3.604%      345
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  28      365    5.252%   5.335%   5.434%   5.012%  3.604%     342      67     359    5.489%   5.569%   5.682%   5.110%  3.604%      326
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  29      372    5.261%   5.345%   5.443%   5.018%  3.604%     349      68     375    5.493%   5.578%   5.692%   5.118%  3.604%      343
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  30      395    5.271%   5.354%   5.452%   5.021%  3.604%     372      69     357    5.498%   5.588%   5.703%   5.126%  3.604%      323
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  31      386    5.281%   5.363%   5.461%   5.023%  3.604%     362      70     356    5.506%   5.599%   5.713%   5.135%  3.604%      321
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  32      404    5.290%   5.372%   5.469%   5.023%  3.604%     381      71     388    5.515%   5.611%   5.724%   5.143%  3.604%      357
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  33      389    5.300%   5.380%   5.478%   5.023%  3.604%     366      72     354    5.526%   5.623%   5.734%   5.151%  3.604%      318
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  34      390    5.308%   5.388%   5.486%   5.022%  3.604%     367      73     370    5.539%   5.635%   5.744%   5.159%  3.604%      335
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  35      442    5.317%   5.395%   5.495%   5.021%  3.604%     421      74     352    5.552%   5.647%   5.753%   5.165%  3.604%      314
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  36      393    5.324%   5.403%   5.504%   5.020%  3.604%     370      75     367    5.565%   5.657%   5.761%   5.171%  3.604%      331
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  37      412    5.331%   5.411%   5.514%   5.018%  3.604%     389      76     350    5.576%   5.667%   5.767%   5.177%  3.604%      311
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  38      380    5.338%   5.419%   5.523%   5.017%  3.604%     355      77     349    5.587%   5.676%   5.774%   5.182%  3.604%      309
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------
  39      391    5.346%   5.428%   5.533%   5.016%  3.604%     366
-------- ------- -------- -------- -------- ------- -------- --------- ------ ------- -------- -------- -------- ------- -------- ----------

                                              BREAKEVEN CDR TABLE

The tables below display the Constant Default Rate ("CDR"), and the related cumulative collateral loss, that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at forward LIBOR, and at varying loss severity percentages. Other assumptions include: (1) prepayment speed is
100% PPC, (2) 12 month lag from default to loss, and (3) triggers fail (i.e., no stepdown):

                              ---------------------------------------
                                          FORWARD LIBOR
                              ---------------------------------------
                               30% LOSS      40% LOSS     50% LOSS
                               SEVERITY      SEVERITY     SEVERITY
                              ============ ============= ============
CLASS M-1       CDR Break          33.66%        22.56%       16.93%
                Cum Loss           16.00%        16.63%       17.03%
                              ------------ ------------- ------------
CLASS M-2       CDR Break          20.37%        14.38%       11.10%
                Cum Loss           11.64%        12.08%       12.36%
                              ------------ ------------- ------------
CLASS M-3       CDR Break          14.83%        10.71%        8.37%
                Cum Loss            9.27%         9.61%        9.82%
                              ------------ ------------- ------------
CLASS M-4       CDR Break          12.77%         9.32%        7.33%
                Cum Loss            8.28%         8.59%        8.78%
                              ------------ ------------- ------------
CLASS M-5       CDR Break          11.44%         8.43%        6.67%
                Cum Loss            7.60%         7.90%        8.09%
                              ------------ ------------- ------------

MERRILL LYNCH [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                                                                                     FREE WRITING PROSPECTUS
                                                                                                    FOR RAAC SERIES 2006-SP2
------------------------------------------- ---------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Recipients  should read the information  contained in the Important Notices section following the cover page of this Free
Writing Prospectus
---------------------------------------------------------------------------------------------------------------------------

                                                                                                FILED PURSUANT TO RULE 433;
                                                                                                    SEC FILE NO. 333-125485

                                                    ABS NEW TRANSACTION

                                                  FREE WRITING PROSPECTUS

                                                $[348,115,000] (APPROXIMATE)
                                      MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                                    RAAC SERIES 2006-SP2
                                                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                                 RAAC SERIES 2006-SP2 TRUST
                                                       ISSUING ENTITY

                                         RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                         DEPOSITOR

                                              RESIDENTIAL FUNDING CORPORATION
                                                MASTER SERVICER AND SPONSOR

EXPECTED TIMING:          Pricing Date:          On or about May [2], 2006
                          Settlement Date:       On or about May [9], 2006
                          First Payment Date:    May 25, 2006

STRUCTURE:                Single Group           $[348,115,000] senior/subordinate structure
                          Rating Agencies:       Moody's, Standard & Poor's and Fitch

                                                      APRIL [27], 2006

                                                   IMPORTANT NOTICE

The depositor has filed a registration  statement  (including a prospectus) with the Securities and Exchange Commission
(the "SEC") for the offering to which this  communication  relates.  Before you invest,  you should read the prospectus in that registration  statement and other documents the depositor has filed with the SEC for more complete  information about the  depositor  and this  offering.  You may get these  documents  at no charge by visiting  EDGAR on the SEC Web site at www.sec.gov.  Alternatively,  the depositor,  any underwriter or any dealer  participating in the offering will arrange to send you the prospectus at no charge if you request it by calling the toll-free number at 1-800-221-1037.

The  information  in this free writing  prospectus,  if conveyed  prior to the time of your  contractual  commitment to purchase any of the Certificates,  supersedes any information  contained in any prior similar materials relating to the
Certificates.  The  information  in this free  writing  prospectus  is  preliminary  and is  subject to  completion  or change.

This free writing  prospectus is being  delivered to you solely to provide you with  information  about the offering of the  Certificates,  when, as and if issued.  The  Certificates  referred to in these  materials are being sold when, as and if issued.  The issuer is not obligated to issue such  Certificates or any similar  security and the  underwriter's obligation to deliver such  Certificates is subject to the terms and conditions of the underwriting  agreement with the issuer and rthe  availability  of such  certificates  when,  as and if issued by the issuer.  You are advised  that the terms of the  Certificates  and the  characteristics  of the mortgage  loan pool backing them,  may change (due,  among other things,  to the possibility that mortgage loans that comprise the pool may become  delinquent or defaulted or may be removed or replaced  and that  similar or different  mortgage  loans may be added to the pool,  and that one or more classes of Certificates may be split,  combined or eliminated),  at any time prior to the issuance or availability of a final  prospectus.  You are advised  that  Certificates  may not be issued that have the  characteristics  described in these materials.  The  underwriter's  obligation to sell such  Certificates to you is conditioned on the mortgage loans and  Certificates  having the  characteristics  described  in these  materials.  If for any reason the issuer  does not deliver such  Certificates,  the underwriter  will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the Certificates  which you have committed to purchase,  and none of the issuer not any  underwriters  will be liable for any costs or damages  whatsoever  arising  from or related to such non-delivery.

This  communication  does not contain all  information  that is required to be included in the base  prospectus and the prospectus supplement.

Numerous  assumptions  were used in preparing  this free  writing  prospectus  which may or may not be stated  therein.
This free writing  prospectus should not be construed as either  projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted  average lives shown in this free writing  prospectus  are based on prepayment  assumptions  and actual  prepayment  experience  may  dramatically  affect such yields or weighted  average  lives.  In addition,  it is possible  that  prepayments  on the  underlying  assets will occur at rates slower or faster than the rates  assumed in this free writing prospectus.  Furthermore,  unless otherwise provided,  this free writing prospectus assumes no losses on the underlying  assets and no interest  shortfall.  The specific  characteristics  of the securities may differ from those  shown in this  free  writing  prospectus  due to  differences  between  the  actual  underlying  assets  and the hypothetical assets used in preparing this free writing prospectus.

This  communication  shall not constitute an offer to sell or the  solicitation  of any offer to buy nor shall there be any sale of the  securities  discussed in this free writing  prospectus in any state in which such offer,  solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed  securities may not be appropriate for all investors.  Potential  investors must be willing to assume,  among other  things,  market price  volatility,  prepayments,  yield curve and interest  rate risk.
Investors should fully consider the risk of an investment in these securities.

FOR ADDITIONAL INFORMATION PLEASE CALL:

MERRILL LYNCH
MBS/ABS TRADING/SYNDICATE
Scott Soltas                                    212-449-3659                       scott_soltas@ml.com
Charles Sorrentino                              212-449-3659                       charles_sorrentino@ml.com
Brian Kane                                      212-449-3659                       brian_f_kane@ml.com
Colin Sheen                                     212-449-3659                       colin_sheen@ml.com
Gregory Ikhilov                                 212-449-3659                       gregory_ikhilov@ml.com
Edgar Seah                                      +81 3 6225 7803                    edgar_seah@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                                     212-449-0752                       matthew_whalen@ml.com
Paul Park                                       212-449-6380                       paul_park@ml.com
Tim Loughlin                                    212-449-1646                       timothy_loughlin@ml.com
Tom Saywell                                     212-449-2122                       tom_saywell@ml.com
Alan Chan                                       212-449-8140                       alan_chan@ml.com
Fred Hubert                                     212-449-5071                       fred_hubert@ml.com
Alice Chu                                       212-449-1701                       alice_chu@ml.com
Sonia Lee                                       212-449-5067                       sonia_lee@ml.com
Keith Singletary                                212-449-9431                       keith_singletary@ml.com
Calvin Look                                     212-449-5029                       calvin_look@ml.com
Yimin Ge                                        212-449-9401                       yimin_ge@ml.com
Hoi Yee Leung                                   212-449-1901                       hoiyee_leung@ml.com
Mark Dereska                                    212-449-1008                       mark_dereska@ml.com

RATING AGENCIES

FITCH
Laura Pokjoni                                   212-908-0228                       laura.pokojni@fitchratings.com
Marc Lessner                                    212-908-0693                       marc.lessner@fitchratings.com

MOODY'S
Timothy Gildner                                 212-553-2919                       timothy.gildner@moodys.com

STANDARD & POOR'S
Amanda Hopkins                                  212-438-1809                       amanda_hopkins@standardandpoors.com

----------------------------------------------------------------------------------------------------------------------------
  All collateral statistics described herein are based on the collateral balances as of April 1, 2006 (the "Cut-Off Date")
                                                unless otherwise indicated.

                                       RAAC SERIES 2006-SP2 TRUST STRUCTURAL SUMMARY
                                                      APRIL [26], 2006
                            $348,115,000 (APPROXIMATE OFFERED CERTIFICATES- SUBJECT TO REVISION)

CHARACTERISTICS OF THE CERTIFICATES (1), (2), (3)
 ------------------------- --------------- ---------------------- ------------- --------- -------------- ----------------- ---------------------- -------------------- --------------
          Class                                   Expected          Bond Type   Pmt.         Interest        WAL (yrs.)      Pmt. Window (mos.)       Exp. Maturity        Final
                              Expected             Ratings                      Delay         Accrual                                                                    Scheduled
                             Amount ($)      (S&P/Moody's/Fitch)                  (days)       Basis     to Call / Maturit   to Call / Maturity    to Call / Maturity  Maturity (6)
 ------------------------- --------------- ---------------------- ------------- --------- -------------- ----------------- ---------------------- -------------------- --------------
   OFFERED CERTIFICATES
                                                                   Sr Fltr (4),                             1.00 / 1.00
           A-1                201,382,000      AAA / Aaa / AAA         (5)          0       Actual/360                        1 - 26 / 1 - 26      06/2008 / 06/2008      03/2036
                                                                   Sr Fltr (4),                             3.00 / 3.00                                                   03/2036
           A-2                 54,409,000      AAA / Aaa / AAA         (5)          0       Actual/360                       26 - 61 / 26 - 61     05/2011 / 05/2011
                                                                   Sr Fltr (4),                             6.11 / 7.91                                                   03/2036
           A-3                 34,337,000      AAA / Aaa / AAA         (5)          0       Actual/360                      61 - 77 / 61 - 189     09/2012 / 01/2022
                                                                  Mez Fltr (4),                             4.67 / 5.19                                                   03/2036
           M-1                 22,400,000     AA+ / Aa2 / [AA]         (5)          0        Actual/360                     44 - 77 / 44 - 154     09/2012 / 02/2019
                                                                  Mez Fltr (4),                             4.47 / 4.93                                                   03/2036
           M-2                 18,245,000       AA / A2 / [A]          (5)          0        Actual/360                     40 - 77 / 40 - 139     09/2012 / 11/2017
                                                                  Mez Fltr (4),                             4.38 / 4.76                                                   03/2036
           M-3                  9,574,000    A+ / Baa1 / [BBB+]        (5)          0        Actual/360                     39 - 77 / 39 - 121     09/2012 / 05/2016
                                                                  Mez Fltr (4),                             4.35 / 4.66                                                   03/2036
           M-4                  4,155,000     A- / Baa2 / [BBB]        (5)          0        Actual/360                     38 - 77 / 38 - 107     09/2012 / 03/2015
                                                                  Mez Fltr (4),                             4.32 / 4.56                                                   03/2036
           M-5                  3,613,000   BBB+ / Baa3 / [BBB-]       (5)          0        Actual/360                      38 - 77 / 38 - 99     09/2012 / 07/2014
       TOTAL OFFERED
       CERTIFICATES           348,115,000
   NON-OFFERED CERTIFICATES
           R-I                  N/A           AAA / Aaa / AAA       Sr Resid                                      Information Not Provided Herein
           R-II                 N/A           AAA / Aaa / AAA       Sr Resid                                      Information Not Provided Herein
            SB                13,190,285                                                                          Information Not Provided Herein

          TOTAL               361,305,285
 ------------------------- --------------- ------------------------------------------------------------------------------------------------------------------------------------------

NOTES:
(1)      Class sizes subject to a permitted variance in the aggregate of 10%.
(2)      Pricing  Prepayment  Assumption:  in respect of the first lien fixed rate Mortgage Loans,  [20]% HEP, in respect of the 2nd lien fixed rate Mortgage Loans,  [30]% HEP and in respect of the adjustable rate Mortgage Loans:  [100]%
       PPC, age adjusted, as defined herein.
(3)      Each Certificate is illustrated as priced to both (i) the 10% optional call and (ii) to maturity.
(4)      The pass-through rate on the Class A Certificates and the Class M Certificates will be equal to the least of (i)
       one-month LIBOR plus the related margin and (ii) the Net WAC Cap Rate, and (iii) [14.00]% per annum.
(5)      If the 10% optional call is not exercised with respect to the Mortgage Loans, the margin on the Class A
       Certificates will double and the margin on the Class M Certificates will increase to 1.5x the respective original margin, in each case beginning on the second Distribution Date after the first possible optional call date in respect of the Mortgage Loans.
(6)      Calculated as one month after the maturity date of the latest maturing loan.

                                               SUMMARY COLLATERAL INFORMATION

Original LTVs have been calculated based on the original mortgage loan balance and the mortgaged property value at the time of mortgage loan origination.  Current LTVs have been calculated based on the mortgage loan balance as at the Cut-off
Date and the mortgaged property value at the time of mortgage loan origination.  As of the Closing Date, approximately
5.00% of the Mortgage Loans will be secured by second liens.

All of the credit scores have been updated prior to the Cut-off Date.

All collateral information contained herein is as of the Cut-off Date of April 1, 2006.

          ------------------------------------------------------------------------------------------------------

                                                     MORTGAGE LOANS
          Agg. Scheduled Balance             $361,305,286         WA Original LTV*           81.44%
          Avg. Scheduled Balance                $155,937          WA Current LTV*            80.52%
          WAC                                   7.640%            WA Credit Score              662
          WAM (months)                            330             Full Doc                   50.82%
          WA Seasoning (months)                   15
          California Concentration              22.79%
          ------------------------------- -------------------- -- ------------------- --------------------------

* With respect to mortgage loans secured by second liens, the combined loan-to-value ratio is used for this table and throughout the Free Writing Prospectus.

ISSUING ENTITY:                     RAAC Series 2006-SP2 Trust.

CERTIFICATES:                       The Class A-1,  Class A-2,  Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class
                                    M-5, Class R-I, Class R-II and Class SB Certificates  are backed by primarily first lien and second lien,  fixed-rate and adjustable-rate  seasoned mortgage loans (the "Mortgage
                                    Loans").

                                    The Class A-1,  Class A-2 and Class A-3  Certificates  are  referred  to together as the
                                    "Class A Certificates".

                                    The Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5  Certificates  are referred to together as the "Class M Certificates" or the "Subordinate Certificates".

OFFERED CERTIFICATES:               The Class A Certificates and the Class M Certificates.

NON-OFFERED CERTIFICATES:           The Class R-I, Class R-II and Class SB Certificates are not offered hereby.

LEAD MANAGER:                       Merrill Lynch, Pierce, Fenner & Smith Incorporated

CO-MANAGERS:                        Deutsche Bank Securities and Residential Funding Securities Corp.

DEPOSITOR:                          Residential Asset Mortgage Products, Inc. ("RAMP") an affiliate of Residential Funding
                                    Corporation.

TRUSTEE:                            JPMorgan Chase Bank, National Association

MASTER SERVICER AND SPONSOR:        Residential  Funding  Corporation  (the  "Seller",  "Master  Servicer"  or  "Residential
                                    Funding"), an indirect, wholly owned subsidiary of GMAC Mortgage Corporation, Inc..

YIELD MAINTENANCE PROVIDER:         [                                ] (the "Counterparty").

SUBSERVICERS:                       Primary servicing will be provided by HomeComings Financial Network, Inc.
                                    ("HomeComings") with respect to approximately 35.23% of the Mortgage Loans, by GMAC
                                    Mortgage Corporation ("GMACMC") with respect to approximately 31.75% of the Mortgage
                                    Loans, by Wilshire Credit Corporation ("Wilshire") with respect to approximately 18.26%
                                    of the Mortgage Loans and by various other servicers, each representing no more than
                                    10.00% of the Mortgage Loans.  Wilshire is a wholly-owned subsidiary of Merrill Lynch &
                                    Co, Inc.  HomeComings is a wholly-owned subsidiary of Residential Funding.

CUT-OFF DATE:                       April 1, 2006.

SETTLEMENT DATE:                    On or about May [9], 2006.

DISTRIBUTION DATES:                 25th of each month (or the next business day if such day is not a business day)
                                    commencing on May 25, 2006.

FORM OF CERTIFICATES:               Book-entry form through DTC, Clearstream and Euroclear.

MINIMUM DENOMINATIONS:              For the Class A and Class M-1  Certificates:  $25,000 and  integral  multiples  of $1 in excess  thereof.  For the Class M-2,  Class M-3,  Class M-4 and Class M-5  Certificates:
                                    $250,000 and integral multiples of $1 in excess thereof.

ERISA CONSIDERATIONS:               The Class A Certificates may be eligible for purchase by employee benefit plans or other retirement arrangements that are subject to ERISA or Section 4975 of the Code, subject to certain conditions. The Class M Certificates will not be ERISA eligible.
                                    Investors should consult with their counsel with respect to the consequences under
                                    ERISA and the Internal Revenue Code of such a plan's acquisition and ownership of such
                                    Offered Certificates.

LEGAL INVESTMENT:                   The Certificates will not constitute  "mortgage-related  securities" for purposes of the
                                    Secondary Mortgage Market Enhancement Act of 1984.

TAX STATUS:                         Two or more REMIC elections.

MORTGAGE LOANS:                     The Mortgage Loans will consist of first and second lien, fixed-rate and adjustable-rate mortgage loans with an aggregate principal balance of approximately
                                    $361,305,286 as of the Cut-off Date.

PRICING PREPAYMENT
ASSUMPTION:                         In respect of the fixed rate first lien  Mortgage  Loans,  [20]% HEP,  in respect of the fixed rate second lien Mortgage  Loans,  [30]% HEP and in respect of the adjustable rate
                                    Mortgage  Loans,  [100]% PPC (2% CPR in month 1,  building  linearly to 30% CPR in month
                                    12,  remaining  at 30% CPR until  month 22, 50% CPR,  from month 23 to month 27, and 35%
                                    CPR in month 28 and thereafter).  The maximum CPR in any one period is 95%.

OPTIONAL CALL:                      If the aggregate principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date falls below 10% of their aggregate principal balance as of the Cut-off Date ("Optional Call"), the Master Servicer may
                                    terminate the trust.   The exercise of the Optional Call may be subject to limitations as described in the prospectus supplement.

THE PRINCIPAL INVESTMENT
ACTIVITIES PROGRAM:                 The mortgage loans included in the trust were acquired and evaluated  under  Residential
                                    Funding's  Principal  Investment  Activities  ("PIA")  Program.  The PIA Program,  among other types of collateral,  targets  seasoned  assets  offered in the secondary  market.
                                    These loans may be called loans (from Residential Funding programs or otherwise),  loans acquired as part of portfolio  sales, or may be loans with program  exceptions or may be secured by unusual  property  types.  The loans may have document  deficiencies or prior and/or current delinquencies or a combination of one or more of the foregoing.

                                    The PIA Program employs a value based investment strategy whereby it looks to acquire various types of loans at a price that the PIA Program deems to be undervalued at the time of purchase.  The PIA Program's process for acquiring a loan is intended to determine whether the characteristics of the loan, the borrower and the collateral, taken as a whole, represent an acceptable lending risk.  The factors considered may include:

o        the mortgage loan's payment terms and characteristics;
o        the borrower's credit profile, both current and, if available, at origination;
o        an analysis of the mortgagor's ability and willingness to make full and timely repayment;
o        the value of the mortgaged  property,  as evidenced by a broker's  price opinion,  statistical  value or comparison with real estate listings of comparable properties; and
o        the  quality  of the  available  legal  documentation  associated  with the  loan,  including  certain  aspects  of compliance with relevant laws.

                                    PIA's due  diligence  is  tailored  to  address  the  particular  risk  profile  of each
                                    acquisition.   In  relation  to  the   acquisition   of  the  mortgage  loans  for  this
                                    transaction,  the due  diligence  performed  by the PIA  group  included  a review  of a detailed loan tape with specific  representations  and warranties provided by the seller of such mortgage loans,  in relation to, among other things,  the accuracy of such date, together with a review of the  underlying  loans and the collateral  files,  but did not include a review of the credit files fore the mortgage loans.

                                    The  values of  mortgaged  properties  securing  loans  acquired  under the PIA  Program obtained are generally  compared to an estimated  value,  recent  listings of comparable properties, statistical values and/or broker's price opinions.

CREDIT ENHANCEMENT:                 A.  SUBORDINATION
                                    Except as described  below, if the Class M Certificates  remain  outstanding,  losses on the Mortgage Loans which are not covered by excess cash flow,  including  payments under the Yield Maintenance Agreement or overcollateralization  will be allocated to the Class
                                    M  Certificates  with the  lowest  payment  priority,  and the other  classes of Offered
                                    Certificates  will not bear any  portion  of such  losses,  except as  described  in the prospectus  supplement.  If none of the Class M Certificates are  outstanding,  all such losses not covered by excess cash flow,  including  payments under the Yield Maintenance
                                    Agreement or  overcollateralization  will be allocated  to the Class A  Certificates  as described in the prospectus supplement

                                  -------------------------------------------------------------------------

                                                 CLASS                      INITIAL SUBORDINATION(1)
                                  ------------------------------------ ------------------------------------
                                                Class A                              [19.70]%
                                               Class M-1                             [13.50]%
                                               Class M-2                             [8.45]%
                                               Class M-3                             [5.80]%
                                               Class M-4                             [4.65]%
                                               Class M-5                             [3.65]%
                                    (1)     Assumes the initial Required Overcollateralization Amount is met.

                                    B.  OVERCOLLATERALIZATION ("OC")
                                 ----------------------------------------------------------------- ----------------------

                                 ----------------------------------------------------------------- ----------------------
                                 Initial (approximate % of original balance)                               [3.65]%
                                 Required OC Amount (% original balance)                                   [3.65]%
                                 Stepdown Required OC Amount (% of current balance) ((1))                  [7.30]%
                                 OC Floor (% of original balance)                                           0.50%
                                 OC Holiday                                                                None
                                 ----------------------------------------------------------------- ----------------------
                                     ((1))  Subject to certain trigger events as specified herein.

                                    C.  EXCESS CASH FLOW
                                    With respect to any  Distribution  Date, an amount equal to the sum of (A) the excess of
                                    (i) the related Available  Distribution  Amount for that Distribution Date over (ii) the sum of (a)  the  Interest  Distribution  Amount  for  that  distribution  Date,  (b) the
                                    Principal  Remittance Amount for that Distribution  Date, (B) the  Overcollateralization
                                    Reduction  Amount,  if any, for that  Distribution  Date and (C) any amounts received by the trust under the Yield Maintenance Agreement for that Distribution Date.
                                    Excess  Cash Flow may be used to  protect  the  Offered  Certificates  against  realized losses by making an  additional  payment of  principal  up to the amount of the realized losses.

                                    D.  YIELD MAINTENANCE AGREEMENT.

                                    Any amounts  payable under the Yield  Maintenance  Agreement on each  Distribution  Date will be considered as Excess Cash Flow and will be distributed  pursuant to "Excess Cash
                                    Flow Distributions" below.

INTEREST DISTRIBUTIONS:             On each  Distribution  Date,  accrued and unpaid interest (less any prepayment  interest shortfalls not covered by compensating interest,  Excess Cash Flow or payments under the
                                    Yield  Maintenance  Agreement) will be paid to the holders of Certificates to the extent of the available distribution amount in the following order of priority:
(1)      To the Class A Certificates, pro rata;
(2)      To the Class M-1 Certificates;
(3)      To the Class M-2 Certificates;
(4)      To the Class M-3 Certificates;

(5)      To the Class M-4 Certificates; and

(6)      To the Class M-5 Certificates.

PRINCIPAL DISTRIBUTIONS:            The Principal Distribution Amount will be distributed as follows:

(1)      To the Class A  Certificates,  the Class A  Principal  Distribution  Amount as  described  under  Class A Principal
                                        Distribution  Amount,  until  the  certificate  principal  balance  of the  Class  A
                                        Certificates are reduced to zero;
(2)      To the Class M-1  Certificates,  the Class M-1  Principal  Distribution  Amount,  until the  certificate  principal balance of the Class M-1 Certificates is reduced to zero;
(3)      To the Class M-2  Certificates,  the Class M-2  Principal  Distribution  Amount,  until the  certificate  principal balance of the Class M-2 Certificates is reduced to zero;
(4)      To the Class M-3  Certificates,  the Class M-3  Principal  Distribution  Amount,  until the  certificate  principal balance of the Class M-3 Certificates is reduced to zero;
(5)      To the Class M-4  Certificates,  the Class M-4  Principal  Distribution  Amount,  until the  certificate  principal balance of the Class M-4 Certificates is reduced to zero; and
(6)      To the Class M-5  Certificates,  the Class M-5  Principal  Distribution  Amount,  until the  certificate  principal balance of the Class M-5 Certificates is reduced to zero.

EXCESS CASH FLOW DISTRIBUTIONS:     On any  Distribution  Date, the Excess Cash Flow and subsequent  recoveries  received by the Master  Servicer  with respect to any  defaulted  Mortgage Loan will be allocated in the following order of priority:
(1)      As part of the  Principal  Distribution  Amount,  to pay to the  holders  of the  Class A  Certificates,  and  then sequentially  to the  holders  of  the  Class  M  Certificates  in  their  order  of priority,  in reduction  of their  certificate  principal  balances,  the  principal
                                        portion  of  realized  losses   previously   allocated  to  reduce  the  certificate
                                        principal  balance  of any  class  of the  Class  A and  Class  M  Certificates  and remaining  unreimbursed,  but only to the extent of subsequent  recoveries  for that
                                        Distribution Date;
(2)      As part of the Principal  Distribution  Amount, to pay first, to the holders of the Class A Certificates,  and then to the Class M  Certificates,  in their order of payment  priority,  in reduction of their certificate  principal balances,  the principal portion of realized losses for the preceding calendar month;
(3)      To pay to the  holders of the Class A and M  Certificates  in respect of  principal  (in the order of  priority  as
                                        described   above   under   "Principal    Distributions"),    until   the   Required
                                        Overcollateralization Amount has been achieved;
(4)      To pay to the  holders  of the  Class A and M  Certificates,  pro rata  based  on  prepayment  interest  shortfalls
                                        previously   allocated  thereto  that  remain   unreimbursed,   the  amount  of  any
                                        Prepayment Interest Shortfalls  allocated thereto for that Distribution Date, to the
                                        extent  not  covered  by  the  Eligible  Master   Servicing   Compensation  on  that
                                        Distribution Date;
(5)      To pay to the  holders of the Class A and M  Certificates,  pro rata  based on the amount of any unpaid  Prepayment
                                        Interest  Shortfalls  previously  allocated  thereto,  the amount of any  Prepayment
                                        Interest  Shortfalls  remaining unpaid from prior  Distribution  Dates with interest thereon;
(6)      To pay to the  holders of the Class A  Certificates,  pro rata,  based on the  amount of the Net WAC Cap  Shortfall
                                        Carry-Forward  Amounts previously  allocated thereto that remain  unreimbursed,  and then  sequentially  to the holders of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5  Certificates,  in that order, the amount of any Net WAC Cap Shortfall
                                        Carry-Forward Amounts, remaining unpaid as of that Distribution Date;
(7)      To pay to the  holders  of the Class A and Class M  Certificates,  pro rata  based on the  amount of any Relief Act
                                        Shortfalls  allocated thereto for that  Distribution  Date, the amount of any Relief
                                        Act Shortfall occurring in the current interest accrual period;
(8)      To pay to the  holders  of the Class A  Certificates,  pro rata,  based on their  respective  principal  portion of
                                        realized  losses   previously   allocated  to  those  classes  of  Certificates  and
                                        remaining  unreimbursed,  and  then  sequentially  to the  holders  of the  Class  M
                                        Certificates,  the principal  portion of any realized  losses  previously  allocated thereto that remain unreimbursed; and
(9)      Any  remaining  amount,  to pay to the  holders  of the Class SB  Certificates  and  Class  R-II  Certificates,  in
                                        accordance with the terms of the pooling and servicing agreement.
                                    On any  Distribution  Date,  the amounts  described  in clause (2) and (3) above will be paid  first  from  Excess  Cash Flow for that  Distribution  Date,  other  than  amounts received by the trust under the Yield  Maintenance  Agreement,  and second from  amounts received by the trust under the Yield Maintenance Agreement.

INTEREST ACCRUAL PERIOD:            From and including the preceding Distribution Date (for the first accrual period, the
                                    Settlement Date) up to but excluding the current Distribution Date, on an actual/360 basis.

PASS-THROUGH RATES:
o        The  Class A-1  Pass-Through  Rate will be a per annum  rate  equal to the least of (x) for any  Distribution  Date which occurs prior to the second  Distribution Date after the first possible Optional
                                       Call Date,  One-Month  LIBOR plus 0.[ ]% (the "Class A-1  Margin"),  and beginning on the second  Distribution Date after the first possible Optional Call Date,  One-Month
                                       LIBOR plus 2 times the Class A-1 Margin, (y) the Net WAC Cap Rate and (z) [14.00]%.
o        The  Class A-2  Pass-Through  Rate will be a per annum  rate  equal to the least of (x) for any  Distribution  Date which occurs prior to the second  Distribution Date after the first possible Optional
                                       Call Date,  One-Month  LIBOR plus 0.[ ]% (the "Class A-2  Margin"),  and beginning on the second  Distribution Date after the first possible Optional Call Date,  One-Month
                                       LIBOR plus 2 times the Class A-2 Margin, (y) the Net WAC Cap Rate, and (z) [14.00]%.
o        The  Class A-3  Pass-Through  Rate will be a per annum  rate  equal to the least of (x) for any  Distribution  Date which occurs prior to the second  Distribution Date after the first possible Optional
                                       Call Date,  One-Month  LIBOR plus 0.[ ]% (the "Class A-3  Margin"),  and beginning on the second  Distribution Date after the first possible Optional Call Date,  One-Month
                                       LIBOR plus 2 times the Class A-3 Margin, (y) the Net WAC Cap Rate, and (z) [14.00]%.
o        The  Class M-1  Pass-Through  Rate will be a per annum  rate  equal to the least of (x) for any  Distribution  Date which occurs prior to the second  Distribution Date after the first possible Optional
                                       Call Date,  One-Month  LIBOR plus 0.[ ]% (the "Class M-1  Margin"),  and beginning on the second  Distribution Date after the first possible Optional Call Date,  One-Month
                                       LIBOR  plus 1.5  times  the  Class  M-1  Margin,  (y) the Net WAC Cap  Rate,  and (z)
                                       [14.00]%.
o        The  Class M-2  Pass-Through  Rate will be a per annum  rate  equal to the least of (x) for any  Distribution  Date which occurs prior to the second  Distribution Date after the first possible Optional
                                       Call Date,  One-Month  LIBOR plus 0.[ ]% (the "Class M-2  Margin"),  and beginning on the second  Distribution Date after the first possible Optional Call Date,  One-Month
                                       LIBOR  plus 1.5  times  the  Class  M-2  Margin,  (y) the Net WAC Cap  Rate,  and (z)
                                       [14.00]%.
o        The  Class M-3  Pass-Through  Rate will be a per annum  rate  equal to the least of (x) for any  Distribution  Date which occurs prior to the second  Distribution Date after the first possible Optional
                                       Call Date,  One-Month  LIBOR plus [ ]% (the "Class M-3  Margin"),  and  beginning  on the second  Distribution Date after the first possible Optional Call Date,  One-Month
                                       LIBOR  plus 1.5  times  the  Class  M-3  Margin,  (y) the Net WAC Cap  Rate,  and (z)
                                       [14.00]%.
o        The  Class M-4  Pass-Through  Rate will be a per annum  rate  equal to the least of (x) for any  Distribution  Date which occurs prior to the second  Distribution Date after the first possible Optional
                                       Call Date,  One-Month  LIBOR plus [ ]% (the "Class M-4  Margin"),  and  beginning  on the second  Distribution Date after the first possible Optional Call Date,  One-Month
                                       LIBOR  plus 1.5  times  the  Class  M-4  Margin,  (y) the Net WAC Cap  Rate,  and (z)
                                       [14.00]%.
o        The  Class M-5  Pass-Through  Rate will be a per annum  rate  equal to the least of (x) for any  Distribution  Date which occurs prior to the second  Distribution Date after the first possible Optional
                                       Call Date,  One-Month  LIBOR plus [ ]% (the "Class M-5  Margin"),  and  beginning  on the second  Distribution Date after the first possible Optional Call Date,  One-Month
                                       LIBOR  plus 1.5  times  the  Class  M-5  Margin,  (y) the Net WAC Cap  Rate,  and (z)
                                       [14.00]%.

NET WAC CAP RATE:                   The Pass-Through Rate of each class of the Offered Certificates with respect to any
                                    Distribution Date will be subject to a cap equal to the product of (i) the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the end of the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest accrual period.

NET WAC CAP
RATE SHORTFALL:                     With  respect to any class of the Offered  Certificates,  and any  Distribution  Date on
                                    which the Net WAC Cap Rate is used to determine the  Pass-Through  Rate of that class of
                                    Certificates,  an  amount  equal  to the  excess  of (i)  accrued  certificate  interest calculated at the  Pass-Through  Rate that would  otherwise be applicable if the Net WAC
                                    Cap Rate did not apply,  provided that this rate does not exceed [14.00]% per annum over
                                    (ii) accrued certificate interest calculated using the Net WAC Cap Rate.

NET WAC CAP RATE SHORTFALL
CARRY-FORWARD AMOUNT:               With respect to any class of the Offered Certificates and any Distribution Date the Net
                                    WAC Cap Rate Shortfall for such Distribution Date plus any Net WAC Cap Rate Shortfall unpaid from prior Distribution Dates, plus interest thereon, subject to a maximum of
                                    [14.00]% per annum.

WEIGHTED AVERAGE
MONTHLY FEES:                       Master servicing fee and sub-servicing fee of approximately 0.509%.

NET MORTGAGE RATE:                  With respect to any Mortgage  Loan,  the mortgage  rate thereon minus the rates at which the master servicing and subservicing fees are paid.

ELIGIBLE MASTER SERVICING
COMPENSATION:                       For any Distribution Date, an amount equal to the lesser of (a) one-twelfth of 0.125%
                                    of the stated principal balance of the mortgage loans immediately preceding that
                                    Distribution Date, and (b) the sum of the Master Servicing Fee payable to the Master
                                    Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable with respect to that Distribution Date with respect to the Mortgage Loans.

RELIEF ACT SHORTFALLS:              With  respect to any  Distribution  Date,  the  shortfall,  if any,  in  collections  of interest resulting from the Servicemembers  Civil Relief Act or any similar  legislation or regulation.  Relief Act Shortfalls  will be covered by available  Excess Cash Flow in
                                    the  current  period  only.   Any  Relief  Act  Shortfalls   allocated  to  the  Offered
                                    Certificates  for the  current  period not  covered by Excess  Cash Flow in the  current period will remain unpaid.  Relief Act Shortfalls  will be allocated on a pro rata basis among the Offered  Certificates  in  accordance  with the amount of accrued  certificate interest that would have accrued absent these shortfalls.

PREPAYMENT INTEREST SHORTFALLS:     With respect to any Distribution Date, the aggregate  shortfall,  if any, in collections of interest  resulting from partial mortgagor  prepayments or prepayments in full on the
                                    Mortgage  Loans  during the  preceding  calendar  month.  These  shortfalls  will result because  interest on prepayments in full is distributed  only to the date of prepayment, and because no interest is distributed  on prepayments in part, as these  prepayments in part are applied to reduce the  outstanding  principal  balance of the Mortgage Loans as of the due date immediately preceding the date of prepayment.  No assurance can be given that the amounts  available to cover Prepayment  Interest  Shortfalls will be sufficient therefore.

ADVANCES:                           The Master Servicer will advance delinquent principal and interest to the extent the advance is determined to be recoverable from future collections on the relevant
                                    Mortgage Loan.

OVERCOLLATERALIZATION
AMOUNT:                             With respect to any  Distribution  Date,  the excess,  if any, of the  aggregate  stated
                                    principal  balance of the  Mortgage  Loans  before  giving  effect to  distributions  of principal  to be  made  on  that  Distribution  Date,  over  the  aggregate  certificate principal  balance of the Class A Certificates and the Subordinate  Certificates,  as of
                                    such date,  before  taking into  account  distributions  of principal to be made on that
                                    Distribution Date.

REQUIRED
OVERCOLLATERALIZATION AMOUNT:       With respect to any Distribution  Date and the Mortgage Loans, (a) if such  Distribution
                                    Date is prior to the Stepdown Date,  [3.65]% of the aggregate stated  principal  balance of the Mortgage Loans as of the Cut-Off Date, or (b) if such  Distribution Date is on or after the  Stepdown  Date,  the  greater of (i)  [7.30]% of the then  current  aggregate stated principal  balance of the Mortgage Loans as of the end of the related due period, or (ii) the Overcollateralization  Floor, provided,  however, that if a Trigger Event is in effect on any  Distribution  Date,  the Required  Overcollateralization  Amount shall
                                    equal  the  Required   Overcollateralization   Amount  from  the  immediately  preceding
                                    Distribution Date. The Required  Overcollateralization  Amount may be reduced with prior written  confirmation  from each rating agency that such  reduction will not result in a reduction or withdrawal of the then current rating of any class of the Certificates.

TRIGGER EVENT (1):                  A Trigger  Event is in effect on any  Distribution  Date if either  (i) the three  month average  of the  related  Sixty-Plus  Delinquency  Percentage,  as  determined  on  that
                                    Distribution  Date and the  immediately  preceding  two  Distribution  Dates,  equals or exceeds  [30.36]% of the Senior  Enhancement  Percentage,  or (ii)  aggregate  amount of realized  losses  on  the  Mortgage  Loans  as a  percentage  of the  initial  aggregate principal  balance of the Mortgage  Loans as of the Cut-off  Date exceed the  applicable amount set forth below:

                                    Months 25-36          [1.40]% in the first month plus an additional 1/12th of
                                                          [1.70]% for every month thereafter
                                    ..................... ................................................................
                                    --------------------- ----------------------------------------------------------------
                                    Months 37-48          [3.10]% in the first month plus an additional 1/12th of
                                                          [1.80]% for every month thereafter
                                    ..................... ................................................................
                                    ..................... ................................................................
                                    Months 49-60          [4.90]% in the first month plus an additional 1/12th of
                                                          [1.35]% for every month thereafter
                                    ..................... ................................................................
                                    ..................... ................................................................
                                    Months 61-72          [6.25]% in the first month plus an additional 1/12th of
                                                          [0.50]% for every month thereafter
                                    ..................... ................................................................
                                    ..................... ................................................................
                                    Month 73+             [6.75]%
                                    ..................... ................................................................
                                    ..................... ................................................................

                                    --------------------- ----------------------------------------------------------------

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                         With respect to any Distribution  Date, the fraction,  expressed as a percentage,  equal to (x) the aggregate stated principal  balance of the Mortgage Loans that are 60 or more days  delinquent  in payment of  principal  and  interest  for that  Distribution  Date, including  mortgage  loans  in  foreclosure  and  REO,  over  (y) the  aggregate  stated
                                    principal balance of all of the Mortgage Loans  immediately  preceding that Distribution
                                    Date.

SENIOR ENHANCEMENT
PERCENTAGE:                         For any  Distribution  Date, the percentage  obtained by dividing (x) the sum of (i) the aggregate  certificate  principal  balance of the Subordinate  Certificates and (ii) the
                                    Overcollateralization  Amount,  in each case prior to the  distribution of the Principal
                                    Distribution  Amount on such  Distribution  Date, by (y) the aggregate  stated principal balance of the Mortgage  Loans after giving effect to  distributions  to be made on that
                                    Distribution Date.

OVERCOLLATERALIZATION
FLOOR:                              An amount equal to the 0.50% of the aggregate stated  principal  balance of the Mortgage
                                    Loans as of the Cut-off Date.

OVERCOLLATERALIZATION
REDUCTION AMOUNT:                   For any  Distribution  Date for which the  Excess  Overcollateralization  Amount  is, or would  be,  after  taking  into  account  all  other  distributions  to be  made on that
                                    Distribution  Date,  greater than zero,  an amount equal to the lesser of (i) the Excess
                                    Overcollateralization   Amount  for  that  Distribution  Date  and  (ii)  the  Principal
                                    Remittance Amount for that Distribution Date.

EXCESS
OVERCOLLATERALIZATION
AMOUNT:                             For any Distribution Date, the excess, if any, of the Overcollateralization  Amount over the Required Overcollateralization Amount.

PRINCIPAL REMITTANCE AMOUNT:        With  respect to any  Distribution  Date,  the sum of the amounts  described  in clauses
                                    (b)(i),  (b)(ii) and (b)(iii) of the  definition  of Principal  Distribution  Amount for that Distribution Date.

PRINCIPAL DISTRIBUTION AMOUNT:      On  any  Distribution  Date,  the  lesser  of  (a)  the  excess  of  (i)  the  Available
                                    Distribution  Amount for that Distribution  Date, plus for inclusion in Excess Cash Flow for purposes of clauses  (b)(v) and (b)(vi) below,  the amounts  received by the trustee under the Yield  Maintenance  Agreement  for that  Distribution  Date to the  extent set forth in clauses  second and third under "Excess Cash Flow  Distributions"  above,  over
                                    (ii) the Interest Distribution Amount and (b) the sum of the following:

                                    (i)   the principal  portion of all  scheduled  monthly  payments on the Mortgage  Loans received or Advanced with respect to the related due period;

                                    (ii)  the principal  portion of all proceeds of the  repurchase of Mortgage  Loans,  or, in the case of a substitution,  amounts  representing a principal  adjustment,  as required by the pooling and  servicing  agreement  during the  preceding  calendar month;

                                    (iii) the  principal  portion  of all other  unscheduled  collections,  received  on the
                                          Mortgage  Loans  during  the  preceding   calendar  month  other  than  Subsequent
                                          Recoveries,  including,  without limitation full and partial Principal Prepayments made  by  the  respective  mortgagors,  to  the  extent  not  distributed  in  the preceding month;

                                    (iv)  the lesser of (a)  Subsequent  Recoveries for that  Distribution  Date and (b) the principal  portion  of any  realized  losses  allocated  to any  class of  Offered
                                          Certificates on a prior Distribution Date and remaining unpaid;

                                    (v)   the lesser of (a) Excess Cash Flow for that  Distribution  Date, to the extent not used in  clause  (iv)  above  on such  Distribution  Date,  and (b) the  principal portion of any realized losses incurred,  or deemed to have been incurred,  on any
                                          Mortgage  Loans in the calendar  month  preceding  that  Distribution  Date to the extent covered by Excess Cash Flow for that Distribution Date; and

                                    (vi)  the lesser of (a) Excess Cash Flow for that  Distribution  Date, to the extent not used  pursuant  to clauses  (iv) and (v) above on such  Distribution  Date and (b)
                                          the amount of any overcollateralization increase amount;

                                    minus

a.       the amount of any Overcollateralization Reduction Amount for that Distribution Date;

b.       the related capitalization reimbursement amount for such Distribution Date; and

c.       certain  other  amounts  with  respect  to  deferred  interest  paid  out  of  principal  collections  on  negative amortization loans as set forth in the pooling and servicing agreement

                                    In no event will the  Principal  Distribution  Amount on any  Distribution  Date be less than zero or greater than the aggregate  outstanding  certificate  principal  balance of the Class A Certificates and the Class M Certificates.

CLASS A PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution  Date (i) prior to the Stepdown Date or on or after the
                                    Stepdown Date if a Trigger Event is in effect for that Distribution  Date, the Principal
                                    Distribution  Amount for that Distribution Date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:
o                                   the Principal Distribution Amount for that Distribution Date; and
o                                   the excess,  if any, of (A) the aggregate  certificate  principal  balance of the Class A Certificates  immediately prior to that  Distribution  Date over (B) the lesser of (x) the  product of (1) the applicable  Subordination  Percentage and (2) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that
                                    Distribution  Date and (y) the aggregate  stated  principal  balance of the Mortgage
                                    Loans after giving effect to  distributions  to be made on that  Distribution  Date, less the Overcollateralization Floor.

                                    Principal distributions on the Class A Certificates will be allocated  sequentially,  to the Class  A-1,  Class  A-2 and  Class A-3  Certificates,  in that  order,  until  their respective  certificate  principal  balances have been reduced to zero.  Notwithstanding
                                    the  foregoing,   if  the  aggregate  certificate  principal  balance  of  the  Class  A
                                    Certificates  exceeds the aggregate  principal balance of the Mortgage Loans,  principal distributions  will be  allocated  concurrently,  on a pro  rata  basis  to the  Class A
                                    Certificates.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution  Date (i) prior to the Stepdown Date or on or after the
                                    Stepdown Date if a Trigger Event is in effect for that Distribution  Date, the remaining
                                    Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the
                                    Class A  Principal  Distribution  Amount  or (ii) on or  after  the  Stepdown  Date if a
                                    Trigger Event is not in effect for that Distribution Date, the lesser of:
o        the  remaining  Principal  Distribution  Amount  for that  Distribution  Date  after  distribution  of the  Class A
                                        Principal Distribution Amount; and
o        the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A Certificates
                                        (after taking into account the  distribution  of the Class A Principal  Distribution
                                        Amount for that Distribution Date) and (2) the certificate  principal balance of the
                                        Class M-1  Certificates  immediately  prior to that  Distribution  Date over (B) the lesser of (x) the product of (1) the  applicable  Subordination  Percentage  and (2)
                                        the aggregate stated principal  balance of the Mortgage Loans after giving effect to the  distributions to be made on that Distribution Date and (y) the aggregate stated
                                        principal  balance  of  the  related  mortgage  loans  after  giving  effect  to the distributions to be made on that Distribution  Date, less the  Overcollateralization
                                        Floor.
CLASS M-2 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution  Date (i) prior to the Stepdown Date or on or after the
                                    Stepdown Date if a Trigger Event is in effect for that Distribution  Date, the remaining
                                    Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the
                                    Class A Principal  Distribution  Amount and Class M-1 Principal  Distribution  Amount or
                                    (ii) on or  after  the  Stepdown  Date if a  Trigger  Event  is not in  effect  for that
                                    Distribution Date, the lesser of:
o        the  remaining  Principal  Distribution  Amount  for that  Distribution  Date  after  distribution  of the  Class A
                                        Principal Distribution Amount and Class M-1 Principal Distribution Amount; and
o        the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A Certificates and Class M-1 Certificates  (after taking into account the distribution of the Class
                                        A Principal  Distribution  Amount and Class M-1  Principal  Distribution  Amount for
                                        that Distribution  Date) and (2) the certificate  principal balance of the Class M-2
                                        Certificates  immediately prior to that Distribution Date over (B) the lesser of (x)
                                        the product of (1) the  applicable  Subordination  Percentage  and (2) the aggregate stated principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution Date and (y) the aggregate stated principal balance of the related  mortgage  loans after giving effect to  distributions  to be made on that Distribution Date, less the Overcollateralization Floor.
CLASS M-3 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution  Date (i) prior to the Stepdown Date or on or after the
                                    Stepdown Date if a Trigger Event is in effect for that Distribution  Date, the remaining
                                    Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the
                                    Class A Principal  Distribution  Amount,  Class M-1  Principal  Distribution  Amount and
                                    Class M-2  Principal  Distribution  Amount or (ii) on or after  the  Stepdown  Date if a
                                    Trigger Event is not in effect for that Distribution Date, the lesser of:
o        the  remaining  Principal  Distribution  Amount  for that  Distribution  Date  after  distribution  of the  Class A
                                        Principal  Distribution  Amount,  Class M-1 Principal  Distribution Amount and Class
                                        M-2 Principal Distribution Amount; and
o        the  excess,  if  any,  of (A)  the  sum of  (1)  the  aggregate  certificate  principal  balance  of the  Class  A
                                        Certificates,  Class M-1 Certificates and Class M-2 Certificates  (after taking into account the  distribution of the Class A Principal  Distribution  Amount,  Class M-1
                                        Principal  Distribution Amount and Class M-2 Principal  Distribution Amount for that
                                        Distribution  Date)  and (2) the  certificate  principal  balance  of the  Class M-3
                                        Certificates  immediately prior to that Distribution Date over (B) the lesser of (x)
                                        the product of (1) the  applicable  Subordination  Percentage  and (2) the aggregate stated principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution Date and (y) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that
                                        Distribution Date, less the Overcollateralization Floor.

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution  Date (i) prior to the Stepdown Date or on or after the
                                    Stepdown Date if a Trigger Event is in effect for that Distribution  Date, the remaining
                                    Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the
                                    Class A Principal  Distribution Amount,  Class M-1 Principal  Distribution Amount, Class
                                    M-2 Principal  Distribution  Amount and Class M-3 Principal  Distribution Amount or (ii)
                                    on or after the Stepdown Date if a Trigger Event is not in effect for that  Distribution
                                    Date, the lesser of:
o        the  remaining  Principal  Distribution  Amount  for that  Distribution  Date  after  distribution  of the  Class A
                                        Principal  Distribution Amount,  Class M-1 Principal  Distribution Amount, Class M-2
                                        Principal Distribution Amount and Class M-3 Principal Distribution Amount; and
o        the  excess,  if  any,  of (A)  the  sum of  (1)  the  aggregate  certificate  principal  balance  of the  Class  A
                                        Certificates,   Class  M-1  Certificates,  Class  M-2  Certificates  and  Class  M-3
                                        Certificates  (after taking into account the  distribution  of the Class A Principal
                                        Distribution  Amount,  Class M-1 Principal  Distribution Amount, Class M-2 Principal
                                        Distribution   Amount  and  Class  M-3  Principal   Distribution   Amount  for  that
                                        Distribution  Date)  and (2) the  certificate  principal  balance  of the  Class M-4
                                        Certificates  immediately prior to that Distribution Date over (B) the lesser of (x)
                                        the product of (1) the  applicable  Subordination  Percentage  and (2) the aggregate stated principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution Date and (y) the aggregate stated principal balance of the related  mortgage  loans after giving effect to  distributions  to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution  Date (i) prior to the Stepdown Date or on or after the
                                    Stepdown Date if a Trigger Event is in effect for that Distribution  Date, the remaining
                                    Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the
                                    Class A Principal  Distribution Amount,  Class M-1 Principal  Distribution Amount, Class
                                    M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution Amount and Class
                                    M-4  Principal  Distribution  Amount or (ii) on or after the Stepdown  Date if a Trigger
                                    Event is not in effect for that Distribution Date, the lesser of:
o        the  remaining  Principal  Distribution  Amount  for that  Distribution  Date  after  distribution  of the  Class A
                                        Principal  Distribution Amount,  Class M-1 Principal  Distribution Amount, Class M-2
                                        Principal  Distribution  Amount,  Class M-3 Principal  Distribution Amount and Class
                                        M-4 Principal Distribution Amount ; and
o        the  excess,  if  any,  of (A)  the  sum of  (1)  the  aggregate  certificate  principal  balance  of the  Class  A
                                        Certificates,   Class  M-1   Certificates,   Class  M-2   Certificates,   Class  M-3
                                        Certificates and Class M-4 Certificates  (after taking into account the distribution of the Class A  Principal  Distribution  Amount,  Class M-1  Principal  Distribution
                                        Amount, Class M-2 Principal  Distribution  Amount, Class M-3 Principal  Distribution
                                        Amount and Class M-4 Principal  Distribution  Amount for that Distribution Date) and
                                        (2) the  certificate  principal  balance of the Class M-5  Certificates  immediately prior to that  Distribution  Date over (B) the lesser of (x) the  product of (1) the applicable  Subordination  Percentage and (2) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that
                                        Distribution  Date and (y) the  aggregate  stated  principal  balance of the related mortgage loans after giving effect to distributions to be made on that  Distribution
                                        Date, less the Overcollateralization Floor.

SUBORDINATION PERCENTAGE:           As to any class of Class A Certificates  or Class M  Certificates,  100% minus two times the percentage set forth for such  Certificates  as set out under "Credit  Enhancement -
                                    Subordination" above.

STEPDOWN DATE:                      The earlier to occur of (i) the Distribution  Date succeeding the  Distribution  Date on which the aggregate  certificate  principal balance of the Class A Certificates has been reduced to zero or (ii) the later to occur of (x) the Distribution  Date in May 2009 and
                                    (y) the first  Distribution  Date on which the aggregate stated principal balance of the
                                    Mortgage  Loans as of the end of the  related  due period is less than  one-half  of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

SUBSEQUENT RECOVERIES:              Subsequent  recoveries,  net of  reimbursable  expenses,  with respect to mortgage loans that have been previously liquidated and that have resulted in a realized loss.

ALLOCATION OF LOSSES:               Losses with respect to the Mortgage Loans, will be allocated first, to reduce any
                                    Excess Cash Flow, second, to reduce the Overcollateralization Amount, third, to the
                                    Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero, and fourth, to the Class A Certificates, pro rata, in each case until the certificate principal balance thereof is reduced to zero.

PROSPECTUS:                         The Class A and Class M  Certificates  will be offered  pursuant to a  Prospectus  which includes a Prospectus Supplement (together,  the "Prospectus").  Additional  information with  respect  to the  Class  A and  Class M  Certificates  and the  mortgage  loans  is contained in the Prospectus.

                                                YIELD MAINTENANCE AGREEMENT

 YIELD MAINTENANCE AGREEMENT:       On the  Settlement  Date,  the Trustee will enter into a Yield  Maintenance  Agreement with the Counterparty for the benefit of the Offered  Certificates.  On each Distribution Date,  payments under the Yield
 Maintenance  Agreement  will be made based on an amount equal to the lesser of (a) the  notional  amount set forth in the table below and (b) the aggregate  outstanding  certificate  principal  balance of the Offered  Certificates  immediately preceding that  Distribution  Date. In exchange for a fixed payment on the  Settlement  Date,  the  Counterparty  will be obligated  to make  monthly  payments to the Trustee  when  one-month  LIBOR  exceeds the strike rate for the  applicable period as set out in the schedule below. The Yield  Maintenance  Agreement will terminate after the Distribution  Date in
 [September 2012].

  Any amounts received by the trust under the Yield  Maintenance  Agreement on any Distribution Date will be paid as part of Excess Cash Flow pursuant to the priority set forth above under "Excess Cash Flow Distributions".

 YIELD MAINTENANCE AGREEMENT NOTIONAL BALANCE SCHEDULE:

 PERIOD NOTIONAL BALANCE   STRIKE      PERIOD       NOTIONAL    STRIKE RATE   PERIOD       NOTIONAL    STRIKE RATE
               ($)        RATE (%)                BALANCE ($)       (%)                  BALANCE ($)       (%)
   1        348,115,000     5.202        27         80,879,942     5.434        53         36,477,794     5.714
   2        339,768,852     5.276        28         77,174,373     5.445        54         35,245,913     5.721
   3        330,730,343     5.440        29         73,361,214     5.456        55         34,466,795     5.729
   4        321,915,306     5.485        30         69,499,417     5.468        56         33,705,150     5.735
   5        313,555,362     5.457        31         64,344,707     5.479        57         32,960,570     5.741
   6        304,991,058     5.482        32         62,724,149     5.491        58         32,232,476     5.746
   7        295,316,748     5.513        33         60,130,000     5.503        59         31,520,432     5.750
   8        272,744,108     5.523        34         58,738,704     5.515        60         30,824,141     5.753
   9        265,273,058     5.512        35         56,357,947     5.526        61         30,143,390     5.755
   10       257,445,935     5.493        36         55,069,144     5.537        62         29,477,818     5.758
   11       247,771,109     5.472        37         53,810,995     5.548        63         28,186,727     5.760
   12       239,927,941     5.453        38         52,560,952     5.558        64         27,574,091     5.762
   13       231,303,309     5.436        39         51,362,599     5.569        65         26,974,733     5.764
   14       223,027,698     5.423        40         50,192,598     5.580        66         26,388,359     5.767
   15       215,552,807     5.415        41         49,050,232     5.591        67         25,814,677     5.769
   16       208,552,093     5.407        42         47,934,807     5.602        68         25,253,406     5.772
   17       195,310,942     5.401        43         46,845,645     5.613        69         24,704,271     5.775
   18       173,075,357     5.396        44         45,782,087     5.624        70         24,167,001     5.778
   19       158,655,525     5.392        45         44,743,492     5.635        71         23,641,334     5.781
   20       140,946,768     5.390        46         43,729,238     5.645        72         23,127,013     5.784
   21       111,271,235     5.391        47         42,738,717     5.656        73         22,623,786     5.788
   22       107,885,435     5.394        48         41,771,339     5.667        74         22,131,409     5.792
   23        98,060,127     5.399        49         40,826,528     5.677        75         21,649,642     5.796
   24        91,342,969     5.405        50         39,903,727     5.687        76         21,178,251     5.800
   25        85,174,929     5.414        51         38,868,424     5.696        77         20,717,008     5.804
                                                                                78
   26        82,962,741     5.424        52         37,960,881     5.705               -                  0.000

                                    TOTAL MORTGAGE LOANS BY NOTIONAL CREDIT CLASSIFICATION **

   ----------------------------------------------------------------------------------------------------------------------------------
   CATEGORY:                     PRIME            A/ALT A           INSURED             A-              SUBPRIME          TOTAL
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   PERCENT OF TOTAL:            44.34%             27.92%            1.13%            26.52%             0.08%           100.00%
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   FIXED:                       29.81%             29.22%           50.69%            25.14%             47.64%          28.66%
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   ARM:                         70.19%             70.78%           49.31%            74.86%             52.36%          71.34%
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   CURRENT BALANCE:          $160,206,981       $100,890,173      $4,080,274        $95,830,641         $297,216      $361,305,286
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   LOAN COUNT:                    855               678               37                744                3              2,317
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   AVERAGE BALANCE:            $187,377           $148,806         $110,278          $128,805           $99,072         $155,937
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   WAM (MOS):                     330               331               318               330               290              330
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   WA AGE (MOS):                  14                 15               33                17                 70              15
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   WA ORIG. TERM (MOS):           345               346               351               347               360              346
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   BALLOON:                     11.24%             21.25%            0.00%            19.76%             0.00%           16.16%
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   FIRST LIEN:                  95.21%             94.29%           100.00%           95.16%            100.00%          95.00%
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   WA FICO (NON-ZERO):            716               641               556               600               513              662
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   WA ORIGINAL LTV:             80.19%             81.68%           93.94%            82.71%             92.38%          81.44%
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   WA CURRENT LTV:              79.29%             80.86%           90.79%            81.76%             88.17%          80.52%
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   WA COUPON:                   7.168%             7.765%           6.991%            8.315%            10.943%          7.640%
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   WA MARGIN (ARMS ONLY):       4.643%             5.632%           2.401%            6.276%             7.375%          5.356%
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   OWNER OCCUPIED:              81.34%             89.91%           96.92%            95.00%            100.00%          87.55%
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   PURCHASE:                    50.01%             48.12%           68.13%            42.39%             47.64%          47.66%
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   EQUITY REFINANCE:            40.58%             45.71%           23.01%            47.62%             52.36%          43.69%
   ----------------------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------------------
   RATE/TERM REFINANCE:          9.42%             6.18%             8.86%            10.00%             0.00%            8.65%
   ----------------------------------------------------------------------------------------------------------------------------------
*With respect to mortgage loans secured by second liens, the combined loan-to-value ratio is used.

The above notional credit classifications of the loans has been prepared on the following basis:

------------------------------------------- ---------------------------------------- ----------------------------------------
              CLASSIFICATION                                 FICO                          12 MONTHS MORTGAGE HISTORY
------------------------------------------- ---------------------------------------- ----------------------------------------
------------------------------------------- ---------------------------------------- ----------------------------------------
                  Prime                                      660+                                    0 x 30
------------------------------------------- ---------------------------------------- ----------------------------------------
------------------------------------------- ---------------------------------------- ----------------------------------------
                 A/Alt A                                     620+                                  Max 2 x 30
------------------------------------------- ---------------------------------------- ----------------------------------------
------------------------------------------- ---------------------------------------------------------------------------------
                 Insured                                    Insured balance after first two classifications
------------------------------------------- ---------------------------------------------------------------------------------
------------------------------------------- ---------------------------------------- ----------------------------------------
                    A-                                       580+                                    0 x 60
------------------------------------------- ---------------------------------------- ----------------------------------------
------------------------------------------- ---------------------------------------------------------------------------------
                Sub-prime                                       Balance after first four classifications
------------------------------------------- ---------------------------------------------------------------------------------
** Characteristics as of the Cut-off Date

                                                        THE MORTGAGE LOANS

---------------------------------- ---------------------- ---------------------- ---------------------
Aggregate Outstanding Principal
Balance                                                       $361,305,286
Aggregate Original Principal
Balance                                                       $367,489,275
Number of Mortgage Loans                                          2,317
---------------------------------- ---------------------- ---------------------- ---------------------

---------------------------------- ---------------------- ---------------------- ---------------------
                                          MINIMUM                MAXIMUM              AVERAGE (1)
Original Principal Balance                $10,000              $1,919,000              $158,606
Outstanding Principal Balance             $2,495               $1,997,747              $155,937
---------------------------------- ---------------------- ---------------------- ---------------------
                                          MINIMUM                MAXIMUM           WEIGHTED AVERAGE
                                                                                         (2)
Original Term (mos)                         120                    360                   346
Stated remaining Term (mos)                 35                     358                   330
Loan Age (mos)                               2                     208                    15
Current Interest Rate                     3.000%                 14.750%                7.640%
Original Loan-to-Value ((3)),
(4)                                        9.00%                 156.00%                81.44%
Current Loan-to-Value ((5)), (6)           8.00%                 129.00%                80.52%
Credit Score                                438                    817                   662
---------------------------------- ---------------------- ---------------------- ---------------------

---------------------------------- ---------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------- ---------------------
                                          EARLIEST                LATEST
Maturity Date                          March 8, 2009        February 1, 2036

                                                                                   % OF PRINCIPAL
                                      NUMBER OF LOANS       PRINCIPAL BALANCE          BALANCE
Fully Amortizing                           1,533              $194,513,990              53.84%
Interest Only                               292                $96,394,108              26.68%
Balloon                                     458                $58,387,994              16.16%
Negative Amortization                       34                 $12,009,194              3.32%

Loans with Pledged Assets                    0                     $0                   0.00%
Cooperatives                                 9                 $1,687,918               0.47%
Condotels                                    0                     $0                   0.00%
Modified Loans                              27                 $7,643,600               2.12%

Loans with DTI Greater Than 60%            2.35%

                                      % OF PRINCIPAL
DELINQUENCY STATUS                        BALANCE
Current                                   100.00%
31-60 days                                 0.00%
---------------------------------- ---------------------- ---------------------- ---------------------

1)       Sum of Principal Balance divided by total number of loans.
2)       Weighted by Outstanding Principal Balance.
3)       In the above Summary Table and the following mortgage loan tables, the original loan-to-value ratio has been calculated based on the original principal balance of the relevant combined first and second lien (if applicable) mortgage loan divided by the lesser of (i) the original appraised value of the relevant property as indicated in the loan file and (ii) in the case of a purchase loan, the original sales price of the relevant property.  Second lien mortgage loans represent approximately 5.00% of the portfolio.
4)       With respect to each of the Mortgage Loans indicated in the above table as having a loan-to-value ratio at origination greater than 125%, a statistical valuation or broker's price opinion was obtained indicating that as of the Cut-off Date, the current loan-to-value ratio (computed on the basis of the updated statistical valuation or broker's price opinion and the outstanding principal balance as of the
     Cut-off Date) was 125% or less.
5)       In the above Summary Table and the following mortgage loan tables, the current loan-to-value ratio has been calculated based on the principal balance of the relevant combined first and second lien (if applicable) mortgage loan as at the Cut-off Date divided by the lesser of (i) the original appraised value of the relevant property as indicated in the loan file and (ii) in the case of a purchase loan, the original sales price of the relevant property.  Second lien mortgage loans represent approximately
     5.00% of the portfolio.
6)       With respect to each of the Mortgage Loans indicated in the above table as having a current loan-to value greater than 125% (computed on the basis of the original value of the property), a statistical valuation or broker's price opinion was obtained indicating that as of the Cut-off Date the current loan-to-value ratio (computed on the basis of the updated statistical valuation or broker's price opinion and the outstanding principal balance as of the Cut-off Date) was 125% or less.

CREDIT SCORE DISTRIBUTION OF THE MORTGAGE LOANS

------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
                                                                                                   WEIGHTED  WEIGHTED
                                                                                        AVERAGE    AVERAGE   AVERAGE
RANGE OF                                     NUMBER OF     PRINCIPAL   PERCENTAGE OF   PRINCIPAL    CREDIT   ORIGINAL
CREDIT SCORES                              MORTGAGE LOANS   BALANCE    MORTGAGE LOANS   BALANCE     SCORE      LTV
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
499 or less                                             8    $897,213           0.25%    $112,152    471       95.34%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
500 to 519                                              3     334,087            0.09     111,362    514        96.83
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
520 to 539                                              3     282,873            0.08      94,291    536        95.10
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
540 to 559                                              6     617,804            0.17     102,967    551        95.41
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
560 to 579                                              6     652,156            0.18     108,693    571        92.67
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
580 to 599                                            389  48,549,288           13.44     124,805    590        83.20
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
600 to 619                                            367  48,684,964           13.47     132,657    610        82.54
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
620 to 639                                            343  46,604,948           12.90     135,874    628        82.23
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
640 to 659                                            318  52,665,586           14.58     165,615    650        81.05
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
660 to 679                                            229  35,982,086            9.96     157,127    670        84.42
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
680 to 699                                            199  30,505,476            8.44     153,294    689        81.98
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
700 to 719                                            132  25,561,966            7.07     193,651    709        82.02
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
720 to 739                                            107  19,244,976            5.33     179,860    727        79.90
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
740 to 759                                             86  24,816,568            6.87     288,565    749        78.86
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
760 or greater                                        121  25,905,297            7.17     214,093    780        72.24
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
TOTAL:                                              2,317  $361,305,286       100.00%    $155,937    662       81.44%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
*For substantially all of the Mortgage Loans, the Credit Score was updated prior to cut-off date.

As of the cut-off date, the weighted average Credit Score of the Mortgage Loans will be approximately 662.

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
                                                                                                   WEIGHTED  WEIGHTED
                                                                                        AVERAGE    AVERAGE   AVERAGE
RANGE OF ORIGINAL MORTGAGE                   NUMBER OF     PRINCIPAL   PERCENTAGE OF   PRINCIPAL    CREDIT   ORIGINAL
LOAN PRINCIPAL BALANCES                    MORTGAGE LOANS   BALANCE    MORTGAGE LOANS   BALANCE     SCORE      LTV
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
$1 to $100,000                                       1176  $64,255,233         17.78%     $54,639    643       83.64%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
$100,001 to $200,000                                  542  75,817,203           20.98     139,884    646        83.67
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
$200,001 to $300,000                                  258  62,852,419           17.40     243,614    660        80.75
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
$300,001 to $400,000                                  157  53,916,737           14.92     343,419    675        81.58
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
$400,001 to $500,000                                   92  41,299,554           11.43     448,908    679        80.90
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
$500,001 to $600,000                                   43  23,663,146            6.55     550,306    663        81.11
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
$600,001 to $700,000                                   24  15,549,434            4.30     647,893    688        81.32
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
$700,001 to $800,000                                    8   5,983,992            1.66     747,999    679        80.39
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
$800,001 to $900,000                                    7   5,978,608            1.65     854,087    703        75.46
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
$900,001 to $1,000,000                                  4   3,865,683            1.07     966,421    699        73.79
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
$1,000,001 or greater                                   6   8,123,277            2.25   1,353,879    715        60.20
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
TOTAL:                                              2,317  $361,305,286       100.00%    $155,937    662       81.44%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------

NET MORTGAGE RATES OF THE MORTGAGE LOANS

------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
                                                                                                   WEIGHTED  WEIGHTED
                                                                                        AVERAGE    AVERAGE   AVERAGE
RANGE OF                                     NUMBER OF     PRINCIPAL   PERCENTAGE OF   PRINCIPAL    CREDIT   ORIGINAL
NET MORTGAGE RATES (%)                     MORTGAGE LOANS   BALANCE    MORTGAGE LOANS   BALANCE     SCORE      LTV
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
2.5000 to 2.9999                                        1     $78,485           0.02%     $78,485    809       59.00%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
3.5000 to 3.9999                                        3     585,507            0.16     195,169    755        76.43
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
4.0000 to 4.4999                                       14   3,431,852            0.95     245,132    717        80.76
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
4.5000 to 4.9999                                       35   9,326,920            2.58     266,483    688        75.54
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
5.0000 to 5.4999                                      129  39,789,229           11.01     308,444    707        76.28
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
5.5000 to 5.9999                                      162  44,128,239           12.21     272,397    679        78.39
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
6.0000 to 6.4999                                      211  56,516,624           15.64     267,851    666        81.45
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
6.5000 to 6.9999                                      227  55,111,239           15.25     242,781    670        78.95
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
7.0000 to 7.4999                                      228  39,417,195           10.91     172,882    640        83.50
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
7.5000 to 7.9999                                      148  25,001,998            6.92     168,932    647        84.86
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
8.0000 to 8.4999                                      183  22,537,694            6.24     123,157    633        85.07
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
8.5000 to 8.9999                                      131  12,841,047            3.55      98,023    633        85.18
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
9.0000 to 9.4999                                      217  16,386,421            4.54      75,513    637        86.24
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
9.5000 to 9.9999                                      155  10,021,427            2.77      64,654    636        85.06
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
10.0000 to 10.4999                                    187  10,822,043            3.00      57,872    636        85.94
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
10.5000 to 10.9999                                    113   6,262,417            1.73      55,420    642        86.76
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
11.0000 to 11.4999                                     87   4,827,892            1.34      55,493    634        87.73
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
11.5000 to 11.9999                                     43   2,098,625            0.58      48,805    637        82.89
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
12.0000 to 12.4999                                     28   1,476,107            0.41      52,718    652        92.32
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
12.5000 to 12.9999                                      9     406,578            0.11      45,175    644        76.27
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
13.0000 to 13.4999                                      5     193,809            0.05      38,762    641        73.91
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
14.0000 to 14.4999                                      1      43,937            0.01      43,937    716        49.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
TOTAL:                                              2,317  $361,305,286       100.00%    $155,937    662       81.44%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
As of the Cut-off Date, the weighted average Net Mortgage Rate of the Mortgage Loans will be approximately 7.1311%
per annum.

MORTGAGE RATES OF THE MORTGAGE LOANS

------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
                                                                                                   WEIGHTED  WEIGHTED
                                                                                        AVERAGE    AVERAGE   AVERAGE
RANGE OF                                     NUMBER OF     PRINCIPAL   PERCENTAGE OF   PRINCIPAL    CREDIT   ORIGINAL
MORTGAGE RATES (%)                         MORTGAGE LOANS   BALANCE    MORTGAGE LOANS   BALANCE     SCORE      LTV
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
2.5001 to 3.0000                                        1     $78,485           0.02%     $78,485    809       59.00%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
3.5001 to 4.0000                                        1     193,433            0.05     193,433    668        80.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
4.0001 to 4.5000                                        7     945,402            0.26     135,057    683        80.76
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
4.5001 to 5.0000                                       16   4,248,452            1.18     265,528    713        76.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
5.0001 to 5.5000                                       46  14,112,834            3.91     306,801    711        73.33
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
5.5001 to 6.0000                                      127  37,671,837           10.43     296,629    701        77.54
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
6.0001 to 6.5000                                      149  41,395,481           11.46     277,822    678        78.21
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
6.5001 to 7.0000                                      209  55,840,663           15.46     267,180    667        81.60
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
7.0001 to 7.5000                                      225  54,027,708           14.95     240,123    669        79.12
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
7.5001 to 8.0000                                      235  40,469,469           11.20     172,211    640        83.40
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
8.0001 to 8.5000                                      144  24,455,375            6.77     169,829    648        85.09
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
8.5001 to 9.0000                                      193  23,235,488            6.43     120,391    631        84.83
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
9.0001 to 9.5000                                      129  12,954,800            3.59     100,425    636        85.12
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
9.5001 to 10.0000                                     214  15,856,845            4.39      74,097    637        86.52
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
10.0001 to 10.5000                                    148   9,717,304            2.69      65,657    635        85.08
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
10.5001 to 11.0000                                    187  10,792,346            2.99      57,713    636        85.93
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
11.0001 to 11.5000                                    112   6,230,501            1.72      55,629    642        86.69
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
11.5001 to 12.0000                                     87   4,835,757            1.34      55,583    634        87.74
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
12.0001 to 12.5000                                     42   2,061,888            0.57      49,093    638        83.05
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
12.5001 to 13.0000                                     30   1,536,896            0.43      51,230    651        92.04
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
13.0001 to 13.5000                                      9     406,578            0.11      45,175    644        76.27
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
13.5001 to 14.0000                                      5     193,809            0.05      38,762    641        73.91
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
14.5001 to 15.0000                                      1      43,937            0.01      43,937    716        49.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
TOTAL:                                              2,317  $361,305,286       100.00%    $155,937    662       81.44%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
As of the Cut-off Date, the weighted average mortgage rate of the Mortgage Loans will be approximately 7.6399% per annum.

ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
                                                                                                   WEIGHTED  WEIGHTED
                                                                                        AVERAGE    AVERAGE   AVERAGE
RANGE OF ORIGINAL                            NUMBER OF     PRINCIPAL   PERCENTAGE OF   PRINCIPAL    CREDIT   ORIGINAL
LOAN-TO-VALUE RATIOS (%)                   MORTGAGE LOANS   BALANCE    MORTGAGE LOANS   BALANCE     SCORE      LTV
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
50.00 or less                                          89  $12,027,863          3.33%    $135,145    708       38.79%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
50.01 to 55.00                                         20   2,789,181            0.77     139,459    686        53.06
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
55.01 to 60.00                                         50   5,636,847            1.56     112,737    677        58.48
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
60.01 to 65.00                                         49   6,085,510            1.68     124,194    646        63.45
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
65.01 to 70.00                                        119  19,802,531            5.48     166,408    677        69.11
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
70.01 to 75.00                                        170  26,025,431            7.20     153,091    674        74.09
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
75.01 to 80.00                                        741  146,548,819          40.56     197,772    666        79.71
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
80.01 to 85.00                                        209  32,257,487            8.93     154,342    643        84.29
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
85.01 to 90.00                                        318  47,878,683           13.25     150,562    654        89.70
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
90.01 to 95.00                                        134  24,773,509            6.86     184,877    648        94.74
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
95.01 to 100.00                                       393  34,905,855            9.66      88,819    655        99.68
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
100.01 or greater                                      25   2,573,570            0.71     102,943    656       106.85
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
TOTAL:                                              2,317  $361,305,286       100.00%    $155,937    662       81.44%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
The weighted average loan-to-value ratio at origination of the Mortgage Loans will be approximately 81.44%.
With respect to mortgage loans secured by second liens, the combined loan-to-value ratio is used.
With respect to each of the Mortgage Loans indicated in the above table as having a loan-to-value ratio at origination greater than 125%, a statistical valuation or broker's price opinion was obtained indicating that as of the Cut-off Date, the current loan-to-value ratio (computed on the basis of the updated statistical valuation or broker's price opinion and the outstanding principal balance as of the Cut-off Date) was 125% or less.

CURRENT LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
                                                                                                   WEIGHTED  WEIGHTED
                                                                                        AVERAGE    AVERAGE   AVERAGE
RANGE OF CURRENT                             NUMBER OF     PRINCIPAL   PERCENTAGE OF   PRINCIPAL    CREDIT   ORIGINAL
LOAN-TO-VALUE RATIOS (%)                   MORTGAGE LOANS   BALANCE    MORTGAGE LOANS   BALANCE     SCORE      LTV
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
50.00 or less                                         140  $13,713,739          3.80%     $97,955    704       41.90%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
50.01 to 55.00                                         52   4,551,496            1.26      87,529    678        59.96
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
55.01 to 60.00                                         67   7,233,800            2.00     107,967    679        63.43
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
60.01 to 65.00                                         72   7,686,512            2.13     106,757    654        67.50
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
65.01 to 70.00                                        116  18,902,410            5.23     162,952    674        69.93
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
70.01 to 75.00                                        185  29,649,254            8.21     160,266    669        75.12
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
75.01 to 80.00                                        663  138,063,633          38.21     208,241    664        79.88
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
80.01 to 85.00                                        222  36,174,690           10.01     162,949    651        84.54
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
85.01 to 90.00                                        255  43,362,479           12.00     170,049    654        89.75
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
90.01 to 95.00                                        138  25,467,208            7.05     184,545    650        94.72
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
95.01 to 100.00                                       385  34,189,803            9.46      88,805    655        99.74
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
100.01 or greater                                      22   2,310,262            0.64     105,012    666       107.51
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
TOTAL:                                              2,317  $361,305,286       100.00%    $155,937    662       81.44%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
The weighted average loan-to-value ratio of the Mortgage Loans will be approximately 80.52%.
With respect to mortgage loans secured by second liens, the combined loan-to-value ratio is used.
With respect to each of the Mortgage Loans indicated in the above table as having a loan-to-value ratio at origination greater than 125%, a statistical valuation or broker's price opinion was obtained indicating that as of the Cut-off Date, the current loan-to-value ratio (computed on the basis of the updated statistical valuation or broker's price opinion and the outstanding principal balance as of the Cut-off Date) was 125% or less.

GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS

------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
                                                                                                   WEIGHTED  WEIGHTED
                                                                                        AVERAGE    AVERAGE   AVERAGE
                                             NUMBER OF     PRINCIPAL   PERCENTAGE OF   PRINCIPAL    CREDIT   ORIGINAL
GEOGRAPHIC DISTRIBUTIONS                   MORTGAGE LOANS   BALANCE    MORTGAGE LOANS   BALANCE     SCORE      LTV
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
California                                            283  $82,327,749         22.79%    $290,911    676       80.51%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Florida                                               243  41,516,718           11.49     170,851    655        80.99
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
New York                                              143  38,188,154           10.57     267,050    673        76.95
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Texas                                                 187  19,279,067            5.34     103,097    655        81.13
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Georgia                                               143  16,083,575            4.45     112,473    662        82.45
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Illinois                                               85  12,251,115            3.39     144,131    665        83.77
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
New Jersey                                             61  11,995,854            3.32     196,653    654        85.40
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Other                                                1172  139,663,053          38.66     119,166    656        82.73
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
TOTAL:                                              2,317  $361,305,286       100.00%    $155,937    662       81.44%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
* Other includes other states and the District of Columbia with under 3% concentrations individually.

No more than approximately 1.05% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

MORTGAGE LOAN PURPOSE OF THE MORTGAGE LOANS

------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
                                                                                                   WEIGHTED  WEIGHTED
                                                                                        AVERAGE    AVERAGE   AVERAGE
                                             NUMBER OF     PRINCIPAL   PERCENTAGE OF   PRINCIPAL    CREDIT   ORIGINAL
MORTGAGE LOAN PURPOSE                      MORTGAGE LOANS   BALANCE    MORTGAGE LOANS   BALANCE     SCORE      LTV
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Purchase                                             1059  $172,204,388        47.66%    $162,610    665       84.43%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Rate/Term Refinance                                   183  31,258,039            8.65     170,809    669        76.85
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Equity Refinance                                     1075  157,842,859          43.69     146,831    658        79.08
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
TOTAL:                                              2,317  $361,305,286       100.00%    $155,937    662       81.44%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------

OCCUPANCY TYPES OF THE MORTGAGE LOANS

------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
                                                                                                   WEIGHTED  WEIGHTED
                                                                                        AVERAGE    AVERAGE   AVERAGE
                                             NUMBER OF     PRINCIPAL   PERCENTAGE OF   PRINCIPAL    CREDIT   ORIGINAL
OCCUPANCY TYPES                            MORTGAGE LOANS   BALANCE    MORTGAGE LOANS   BALANCE     SCORE      LTV
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Primary Residence                                   1,982  $316,315,722        87.55%    $159,594    659       81.48%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Second/Vacation                                        43   7,364,984            2.04     171,279    699        80.01
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Non-Owner Occupied                                    292  37,624,580           10.41     128,851    683        81.35
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
TOTAL:                                              2,317  $361,305,286       100.00%    $155,937    662       81.44%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------

MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
                                                                                                   WEIGHTED  WEIGHTED
                                                                                        AVERAGE    AVERAGE   AVERAGE
                                             NUMBER OF     PRINCIPAL   PERCENTAGE OF   PRINCIPAL    CREDIT   ORIGINAL
MORTGAGED PROPERTY TYPES OF THE MORTGAGE   MORTGAGE LOANS   BALANCE    MORTGAGE LOANS   BALANCE     SCORE      LTV
LOANS
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Single-family detached                               1663  $243,910,729        67.51%    $146,669    660       81.35%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Two- to four- family units                            167  38,035,432           10.53     227,757    674        80.44
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Planned Unit Developments (detached)                  153  30,166,421            8.35     197,166    661        84.48
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Condo Low-Rise (less than 5 stories)                  140  22,855,122            6.33     163,251    665        81.31
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Planned Unit Developments (attached)                   79  14,915,223            4.13     188,800    682        79.66
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Manufactured Home                                      75   5,094,231            1.41      67,923    627        82.09
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Townhouse                                              19   1,993,993            0.55     104,947    651        82.73
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Condo High-Rise (9 stories or more)                     8   1,977,340            0.55     247,168    680        80.59
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Co-op                                                   9   1,687,918            0.47     187,546    752        77.83
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Condo Mid-Rise (5 to 8 stories)                         3     442,846            0.12     147,615    632        78.56
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Leasehold                                               1     226,030            0.06     226,030    567        85.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
TOTAL:                                              2,317  $361,305,286       100.00%    $155,937    662       81.44%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------

MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
                                                                                                   WEIGHTED  WEIGHTED
                                                                                        AVERAGE    AVERAGE   AVERAGE
MORTGAGE LOAN                                NUMBER OF     PRINCIPAL   PERCENTAGE OF   PRINCIPAL    CREDIT   ORIGINAL
DOCUMENTATION TYPES                        MORTGAGE LOANS   BALANCE    MORTGAGE LOANS   BALANCE     SCORE      LTV
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Full Documentation                                   1407  $183,626,275        50.82%    $130,509    655       82.13%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Reduced Documentation                                 910  177,679,011          49.18     195,252    671        80.72
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
TOTAL:                                              2,317  $361,305,286       100.00%    $155,937    662       81.44%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
No more than approximately 27.0% of such reduced loan documentation mortgage loans will be secured by mortgaged properties located in California.

SEASONING OF THE MORTGAGE LOANS

------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
                                                                                                   WEIGHTED  WEIGHTED
                                                                                        AVERAGE    AVERAGE   AVERAGE
RANGE OF                                     NUMBER OF     PRINCIPAL   PERCENTAGE OF   PRINCIPAL    CREDIT   ORIGINAL
SEASONING (IN MONTHS)                      MORTGAGE LOANS   BALANCE    MORTGAGE LOANS   BALANCE     SCORE      LTV
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
1 - 12                                               1509  $279,009,962        77.22%    $184,897    661       82.26%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
13 - 24                                               147  40,020,813           11.08     272,250    685        79.06
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
25 - 36                                                24   4,778,816            1.32     199,117    699        77.24
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
37 - 48                                                 6     696,639            0.19     116,106    671        83.15
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
49 - 60                                                 5     425,685            0.12      85,137    725        98.98
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
61 - 72                                                 7     358,040            0.10      51,149    623        88.79
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
73 - 84                                               556  31,896,259            8.83      57,367    645        77.98
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
85 - 96                                                55   3,354,383            0.93      60,989    625        76.47
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
97 or greater                                           8     764,688            0.21      95,586    657        83.67
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
TOTAL:                                              2,317  $361,305,286       100.00%    $155,937    662       81.44%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
As of the cut-off Date, the weighted average seasoning of the Mortgage Loans will be approximately 15 months.

ORIGINAL PREPAYMENT PENALTY TERM OF THE MORTGAGE LOANS

------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
                                                                                                   WEIGHTED  WEIGHTED
                                                                                        AVERAGE    AVERAGE   AVERAGE
ORIGINAL PREPAYMENT                          NUMBER OF     PRINCIPAL   PERCENTAGE OF   PRINCIPAL    CREDIT   ORIGINAL
PENALTY TERM                               MORTGAGE LOANS   BALANCE    MORTGAGE LOANS   BALANCE     SCORE      LTV
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
None                                                  985  $153,695,055        42.54%    $156,036    670       79.98%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
12 Months                                              90  21,757,227            6.02     241,747    672        81.21
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
24 Months                                             578  103,702,777          28.70     179,417    648        83.96
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
36 Months                                             518  70,335,381           19.47     135,783    663        81.31
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
48 Months                                               3     295,745            0.08      98,582    667        78.92
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
60 Months                                             136  10,364,881            2.87      76,212    661        79.59
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Other                                                   7   1,154,219            0.32     164,888    656        78.94
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
TOTAL:                                              2,317  $361,305,286       100.00%    $155,937    662       81.44%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------

MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
                                                                                                   WEIGHTED  WEIGHTED
                                                                                        AVERAGE    AVERAGE   AVERAGE
RANGE OF                                     NUMBER OF     PRINCIPAL   PERCENTAGE OF   PRINCIPAL    CREDIT   ORIGINAL
MAXIMUM MORTGAGE RATES (%)                 MORTGAGE LOANS   BALANCE    MORTGAGE LOANS   BALANCE     SCORE      LTV
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
0.0000 to 0.9999                                        1    $133,694           0.05%    $133,694    633       90.00%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
8.0000 to 8.9999                                        1      78,485            0.03      78,485    809        59.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
9.0000 to 9.9999                                       44   9,990,262            3.88     227,051    706        76.16
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
10.0000 to 10.9999                                     64  18,449,229            7.16     288,269    723        70.94
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
11.0000 to 11.9999                                     41  14,971,826            5.81     365,166    701        77.83
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
12.0000 to 12.9999                                    187  59,348,421           23.02     317,371    672        78.63
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
13.0000 to 13.9999                                    320  75,430,576           29.26     235,721    654        82.51
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
14.0000 to 14.9999                                    236  44,591,713           17.30     188,948    639        83.76
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
15.0000 to 15.9999                                    139  20,279,278            7.87     145,894    631        88.25
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
16.0000 to 16.9999                                     95   9,069,714            3.52      95,471    618        83.47
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
17.0000 to 17.9999                                     55   3,894,275            1.51      70,805    629        79.50
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
18.0000 to 18.9999                                     18   1,218,530            0.47      67,696    653        83.19
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
19.0000 to 19.9999                                      7     305,500            0.12      43,643    647        72.68
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
TOTAL:                                               1208  $257,761,505       100.00%    $213,379    662       80.92%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
As of the cut-off Date, the weighted average maximum mortgage rate of the Mortgage Loans will be approximately
13.3262% per annum.

NEXT INTEREST RATE ADJUSTMENT DATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
                                                                                                   WEIGHTED  WEIGHTED
                                                                                        AVERAGE    AVERAGE   AVERAGE
                                             NUMBER OF     PRINCIPAL   PERCENTAGE OF   PRINCIPAL    CREDIT   ORIGINAL
NEXT INTEREST RATE ADJUSTMENT DATES        MORTGAGE LOANS   BALANCE    MORTGAGE LOANS   BALANCE     SCORE      LTV
------------------------------------------ --------------- ----------- --------------- -----------
May 2006                                               55  $15,606,963          6.05%    $283,763    708       70.37%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
June 2006                                              41   4,368,724            1.69     106,554    646        79.41
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
July 2006                                              72   5,732,126            2.22      79,613    630        82.33
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
August 2006                                            49   6,093,598            2.36     124,359    675        78.40
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
September 2006                                         24   4,377,229            1.70     182,385    662        81.95
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
October 2006                                           30   5,447,592            2.11     181,586    684        82.71
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
November 2006                                          22   7,560,121            2.93     343,642    672        83.85
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
December 2006                                          11   3,818,057            1.48     347,096    665        85.86
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
January 2007                                           11   2,488,553            0.97     226,232    658        83.01
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
February 2007                                           5     607,219            0.24     121,444    629        84.24
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
March 2007                                              2     319,303            0.12     159,652    640        86.53
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
April 2007                                             14   2,634,922            1.02     188,209    672        87.01
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
May 2007                                                7     964,706            0.37     137,815    628        88.68
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
June 2007                                              13   3,151,174            1.22     242,398    652        83.50
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
July 2007                                              37   7,276,627            2.82     196,666    628        82.41
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
August 2007                                            47  12,817,284            4.97     272,708    667        83.13
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
September 2007                                         60  12,409,106            4.81     206,818    652        83.94
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
October 2007                                          110  19,644,193            7.62     178,584    642        82.89
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
November 2007                                         157  34,317,579           13.31     218,583    644        83.53
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
December 2007                                         121  23,224,367            9.01     191,937    629        82.68
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
January 2008                                           64  14,574,431            5.65     227,725    655        80.55
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
February 2008                                          14   2,738,642            1.06     195,617    618        81.77
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
March 2008                                              1      60,995            0.02      60,995    767        55.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
April 2008                                              1      94,540            0.04      94,540    604        83.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
May 2008                                                5   1,442,071            0.56     288,414    679        89.48
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
June 2008                                               1      67,503            0.03      67,503    737        80.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
July 2008                                               5   2,510,044            0.97     502,009    647        80.92
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
August 2008                                            23   4,795,942            1.86     208,519    653        81.51
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
September 2008                                         20   5,795,144            2.25     289,757    681        80.41
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
October 2008                                           23   7,255,581            2.81     315,460    681        80.94
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
November 2008                                          12   3,539,246            1.37     294,937    683        81.91
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
December 2008                                          24   4,474,622            1.74     186,443    644        84.56
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
January 2009                                           21   5,532,639            2.15     263,459    660        83.48
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
February 2009                                          19   5,237,250            2.03     275,645    644        78.63
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
March 2009                                              1      56,485            0.02      56,485    778        75.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
April 2009                                              2     402,658            0.16     201,329    778        85.54
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
May 2009                                                2     179,256            0.07      89,628    577       100.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
October 2009                                            1     217,060            0.08     217,060    700        70.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
December 2009                                           2     377,927            0.15     188,963    718        80.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
January 2010                                            1     132,763            0.05     132,763    788        90.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
May 2010                                                2     612,673            0.24     306,337    768        76.08
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
June 2010                                               1     692,000            0.27     692,000    773        80.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
July 2010                                               5   1,199,301            0.47     239,860    704        86.49
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
August 2010                                             8   2,147,461            0.83     268,433    704        76.23
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
September 2010                                          5     968,371            0.38     193,674    702        60.87
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
October 2010                                           11   3,561,465            1.38     323,770    711        71.95
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
November 2010                                          13   4,627,773            1.80     355,983    675        80.16
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
December 2010                                           3     888,017            0.34     296,006    722        80.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
January 2011                                            4     836,460            0.32     209,115    719        80.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
February 2011                                           1     383,999            0.15     383,999    736        80.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
July 2011                                               1      86,554            0.03      86,554    616       100.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
October 2011                                            1     137,751            0.05     137,751    809        80.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
July 2012                                               2     243,374            0.09     121,687    704       100.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
September 2012                                          4   1,582,826            0.61     395,706    726        72.14
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
December 2012                                           1     850,000            0.33     850,000    761        71.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
February 2015                                           1     242,949            0.09     242,949    627        80.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
August 2015                                             5   2,751,408            1.07     550,282    744        55.16
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
September 2015                                          1     611,505            0.24     611,505    775        69.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
October 2015                                            3     995,432            0.39     331,811    740        63.92
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
November 2015                                           4   1,520,661            0.59     380,165    733        73.80
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
December 2015                                           1     132,280            0.05     132,280    773        78.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
February 2016                                           1     345,000            0.13     345,000    806        48.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
TOTAL:                                               1208  $257,761,505       100.00%    $213,379    662       80.92%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
As of the cut-off Date, the weighted average Months to Next Interest Rate Adjustment Date of the Mortgage Loans will be approximately 23 months.

NOTE MARGINS OF THE ADJUSTABLE MORTGAGE LOANS

------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
                                                                                                   WEIGHTED  WEIGHTED
                                                                                        AVERAGE    AVERAGE   AVERAGE
RANGE OF                                     NUMBER OF     PRINCIPAL   PERCENTAGE OF   PRINCIPAL    CREDIT   ORIGINAL
NOTE MARGINS (%)                           MORTGAGE LOANS   BALANCE    MORTGAGE LOANS   BALANCE     SCORE      LTV
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
2.0000 to 2.9999                                      151  $44,164,821         17.13%    $292,482    707       74.44%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
3.0000 to 3.9999                                       42  13,509,219            5.24     321,648    697        71.29
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
4.0000 to 4.9999                                       36   6,891,606            2.67     191,433    664        81.32
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
5.0000 to 5.9999                                      337  84,450,277           32.76     250,594    663        81.84
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
6.0000 to 6.9999                                      478  88,024,793           34.15     184,152    642        83.72
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
7.0000 to 7.9999                                      111  13,914,022            5.40     125,352    624        84.67
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
8.0000 to 8.9999                                       46   6,498,906            2.52     141,281    619        86.78
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
9.0000 to 9.9999                                        6     263,924            0.10      43,987    632        77.32
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
10.0000 to 10.9999                                      1      43,937            0.02      43,937    716        49.00
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
TOTAL:                                               1208  $257,761,505       100.00%    $213,379    662       80.92%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
As of the cut-off Date, the weighted average note margin of the Mortgage Loans will be approximately 5.3557% per annum.

NOTIONAL CREDIT CLASSIFICATION OF THE MORTGAGE LOANS

------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
                                                                                                   WEIGHTED  WEIGHTED
                                                                                        AVERAGE    AVERAGE   AVERAGE
                                             NUMBER OF     PRINCIPAL   PERCENTAGE OF   PRINCIPAL    CREDIT   ORIGINAL
NOTIONAL CREDIT CLASSIFICATION             MORTGAGE LOANS   BALANCE    MORTGAGE LOANS   BALANCE     SCORE      LTV
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Prime (non-IO)                                        703  $106,422,029        29.45%    $151,383    711       81.05%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Prime (IO)                                            152  53,784,953           14.89     353,848    727        78.47
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Alt A (non-IO)                                        606  76,774,665           21.25     126,691    641        82.05
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Alt A (IO)                                             72  24,115,509            6.67     334,938    640        80.47
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Insured (non-IO)                                       37   4,080,274            1.13     110,278    556        93.94
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
A- (non-IO)                                           676  77,336,995           21.40     114,404    600        83.02
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
A- (IO)                                                68  18,493,646            5.12     271,965    601        81.42
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
Subprime (non-IO)                                       3     297,216            0.08      99,072    513        92.38
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------
TOTAL:                                              2,317  $361,305,286       100.00%    $155,937    662       81.44%
------------------------------------------ --------------- ----------- --------------- ----------- --------- ---------

                                                ASSUMED FIXED RATE MORTGAGE LOANS

                                                                                                      REMAINING
                                                                                                    AMORTIZATION
                                                                   REMAINING       REMAINING           TERM TO
                                                                   INTEREST         TERM TO           MATURITY
    LOAN            AGGREGATE           MORTGAGE     SERVICING     ONLY TERM       MATURITY        (LESS IO TERM)         AGE
                                                     FEE RATE
   NUMBER       PRINCIPAL BALANCE       RATE (%)        (%)        (MONTHS)        (MONTHS)           (MONTHS)         (MONTHS)
     1             $1,264,737.10         9.042         0.523           0              282                420              27
     2              1,051,433.87         9.087         0.506           0              112                112              65
     3             13,561,735.08         8.168         0.483           0              320                320              33
     4                182,444.10         11.710        0.530           0              155                335              25
     5              2,924,928.93         7.106         0.462           0              144                144              36
     6             16,730,040.77         7.336         0.468           0              326                326              30
     7                  52,825.19        11.850        0.530           0              99                 279              81
     8                492,274.49         7.262         0.530           0              328                454              13
     9                  70,469.71        9.378         0.530           0              99                 99               81
     10             2,554,791.76         8.010         0.537           0              343                343              17
     11               319,462.64         7.490         0.530           0              355                475               5
     12               148,787.30         9.784         0.530           0              99                 99               81
     13               771,286.40         7.393         0.518           0              335                335              25
     14                 94,450.99        11.000        0.530           0              277                277              83
     15                 83,311.36        10.750        0.530           0              95                 95               85
     16               826,914.33         8.993         0.530           0              318                318              31
     17                 81,723.50        7.950         0.530           0              355                475               5
     18               615,256.28         8.213         0.490           0              336                336              24
     19             2,351,040.40         9.468         0.521           0              176                339              57
     20               837,544.49         9.049         0.530           0              127                127              53
     21            14,282,994.79         8.087         0.530           0              328                328              27
     22             1,712,141.15         7.838         0.530           0              293                427              23
     23             1,410,764.45         8.411         0.530           0              135                135              44
     24            10,319,711.98         7.243         0.526           0              334                334              22
     25               177,057.80         10.017        0.530           0              278                278              82
     26                 63,979.22        10.750        0.530           0              280                280              80
     27               650,344.50         9.345         0.530           0              211                364              48
     28               479,744.99         10.177        0.530           0              99                 99               81
     29             2,891,034.46         8.989         0.520           0              305                305              55
     30               524,832.02         7.891         0.530           0              219                371              46
     31               502,880.52         9.117         0.530           0              119                119              56
     32             2,401,418.95         7.920         0.530           0              324                324              35
     33                 47,130.11        7.750         0.530           0              350                350              10
     34               352,749.71         7.000         0.530          58              358                300               2
     35               164,700.00         8.350         0.530          56              356                300               4
     36               149,599.34         7.590         0.530          57              357                300               3
     37               392,000.00         6.990         0.530          57              357                300               3
     38               327,794.89         7.199         0.530          53              353                300               7
     39               450,000.00         7.300         0.530          49              349                300              11
     40               700,000.00         6.500         0.530          114             354                240               6
     41             2,066,048.83         6.636         0.530          113             353                240               7
     42               383,172.89         5.750         0.530          114             354                240               6
     43             9,112,284.46         10.594        0.530           0              174                354               6       (1)
     44               153,871.90         10.466        0.530           0              175                175               5       (1)
     45             1,983,471.95         11.379        0.530           0              254                254               7       (1)
     46               144,473.78         10.203        0.530           0              174                354               6       (1)
     47               135,990.01         9.880         0.530           0              352                352               8       (1)
     48             4,010,999.95         10.552        0.530           0              174                354               6       (1)
     49                 97,409.71        11.135        0.530           0              173                173               7       (1)
     50             1,169,681.91         10.341        0.530           0              343                343               8       (1)
     51             1,111,559.83         11.122        0.530           0              174                354               6       (1)
     52                 26,348.40        10.100        0.530           0              177                357               3       (1)
     53               132,129.99         10.852        0.530          56              176                120               4       (1)
(1) Second lien mortgage loans

[GRAPHIC OMITTED][GRAPHIC OMITTED]
                                                                                                                                                           PAGE 34
                                                                                                                                       FREE WRITING PROSPECTUS FOR
                                                                                                                                              RAAC SERIES 2006-SP2
-------------------------------------------------------------------------------------- ----------------------------------------------------------------------------

                                                                             ASSUMED ADJUSTABLE RATE MORTGAGE LOANS

                                                                            REMAINING
                                                                          AMORTIZATION
                                                    REMAINING  REMAINING     TERM TO              MONTHS TO    MONTHS     INITIAL   SUBSEQUENT
                                          SERVICING INTEREST    TERM TO     MATURITY              NEXT RATE    BETWEEN    PERIODIC   PERIODIC              MINIMUM   MAXIMUM
                                                                            (LESS IO
       LOAN        AGGREGATE     MORTGAGE   FEE     ONLY TERM  MATURITY       TERM)        AGE    ADJUSTMENT    RATE        RATE       RATE       GROSS    MORTGAGE  MORTGAGE
                  PRINCIPAL      RATE                                                                                                           MARGIN
      NUMBER        BALANCE        (%)    RATE (%)  (MONTHS)   (MONTHS)     (MONTHS)     (MONTHS)   DATE     ADJUSTMENTS  CAP (%)    CAP (%)       (%)     RATE (%)  RATE (%)      INDEX
        54        $ 178,424.70    6.638    0.530        0         348          348         12         1           1          NA         NA        2.750     2.750     9.950    1 Yr Treasury

        55         22,612.92      5.954    0.530        0         202          202         158        1           1          NA         NA        2.350     5.500     11.950       COFI
        56        1,003,002.52    6.539    0.405        0         354          354          6         1           1          NA         NA        2.664     2.664     10.466   1 Month LIBOR
        57        3,851,183.53    7.180    0.530        0         349          349         11         1           1          NA         NA        3.300     3.300     11.608   1 Yr Treasury
        58        3,355,446.46    6.673    0.405        0         355          355          5         1           1          NA         NA        2.798     2.798     10.117   1 Month LIBOR
        59        1,130,445.08    5.886    0.472        0         335          335         25        12          12        1.477      1.248       2.511     2.511     10.270   1 Yr Treasury
        60        2,173,004.19    6.200    0.340        0         351          351          9        53          12        4.181      2.000       2.365     2.365     11.341    1 Yr LIBOR
        61        3,274,656.52    5.459    0.450        0         338          338         22        10          12        1.475      1.204       2.428     2.617     10.199   1 Yr Treasury
        62        6,607,041.74    5.360    0.298        0         351          351          9        62          12        4.567      2.000       2.250     2.250     10.504    1 Yr LIBOR
        63        7,011,427.30    8.487    0.530        0         355          475          5        22           6        2.183      1.272       6.886     8.487     15.031   6 Month LIBOR

        64         80,091.71      5.625    0.530        0         152          152         208        2           6        1.000      1.000       2.625     3.375     13.375       COFI
        65       25,882,567.48    8.127    0.530        0         347          347         12        20           6        2.591      1.107       6.106     7.695     14.279   6 Month LIBOR
        66        4,693,238.23    7.853    0.530        0         356          476          4        30           6        2.279      1.240       6.435     7.853     14.334   6 Month LIBOR
        67        9,614,989.00    7.912    0.529        0         349          349         11        24           6        2.588      1.132       5.966     7.459     14.047   6 Month LIBOR

        68        845,134.47      7.375    0.530        0         356          356          4         1           1          NA         NA        3.459     3.459     10.312   1 Yr Treasury

        69        217,140.75      7.901    0.530        0         349          349         11         1           1          NA         NA        3.125     3.125     9.950    1 Month LIBOR
        70        1,281,831.88    7.822    0.530        0         355          475          5        18           6        1.820      1.393       5.031     7.845     14.666   6 Month LIBOR
        71        2,320,812.94    7.965    0.530        0         355          355          5        22           6        2.417      1.194       6.271     7.865     14.354   6 Month LIBOR

        72        970,090.95      6.933    0.530        0         355          475          5        19           6        1.500      1.500       5.433     6.933     13.933   6 Month LIBOR
        73        7,262,135.07    7.207    0.530        0         353          353          7        19           6        2.091      1.362       5.849     7.152     13.570   6 Month LIBOR

        74        103,698.06      7.850    0.530        0         353          473          7        17           6        1.500      1.500       3.900     7.850     14.850   6 Month LIBOR

        75        313,258.35      7.250    0.530        0         355          355          5        19           6        1.500      1.500       5.750     7.250     14.250   6 Month LIBOR

        76        232,898.93      7.300    0.530        0         354          354          6        18           6        1.500      1.500       3.750     7.300     14.300   6 Month LIBOR
        77       15,126,652.62    7.860    0.530        0         356          476          4        20           6        2.733      1.089       6.601     7.853     14.053   6 Month LIBOR
        78       29,656,332.48    8.175    0.530        0         347          347         13        17           6        2.635      1.098       6.516     7.939     14.338   6 Month LIBOR
        79        1,714,258.56    7.679    0.530        0         355          475          5        19           6        2.356      1.226       6.070     7.679     14.127   6 Month LIBOR
        80       11,547,714.91    7.356    0.528        0         350          350         10        16           6        2.469      1.165       5.837     7.247     13.571   6 Month LIBOR

        81        155,634.78     11.875    0.530        0         279          279         81         3           6        1.000      1.000       7.375     7.375     17.250   6 Month LIBOR

        82        680,722.74      7.251    0.530        0         357          357          3         1           1          NA         NA        3.326     3.326     9.950    1 Yr Treasury
        83        1,670,563.02    7.171    0.530        0         355          355          5         1           1          NA         NA        3.266     3.266     10.573   1 Yr Treasury

        84        184,962.55      8.250    0.530        0         354          354          6         1           1          NA         NA        3.500     3.500     12.000   1 Month LIBOR

        85         95,037.30      4.750    0.280        0         337          337         23        37          12        5.000      2.000       2.750     2.750     9.750    1 Yr Treasury
        86        4,125,518.27    7.532    0.530        0         356          476          4        27           6        2.515      1.162       6.290     7.511     13.856   6 Month LIBOR
        87        9,994,060.97    8.644    0.530        0         328          328         32        19           6        1.952      1.115       6.038     7.962     14.637   6 Month LIBOR

        88        327,422.97      7.689    0.530        0         355          475          5        31           6        3.000      1.000       6.689     7.689     13.689   6 Month LIBOR
        89        6,135,705.56    8.295    0.530        0         331          331         26        29           6        2.678      1.176       5.598     7.398     14.326   6 Month LIBOR

        90        118,687.04     11.125    0.530        0         280          280         80         4           6        1.000      1.000       6.375     6.375     15.500   6 Month LIBOR

        91        247,599.19      7.625    0.530        0         355          475          5        19           6        1.500      1.500       3.600     7.625     14.625   6 Month LIBOR

        92        587,021.20      7.539    0.530        0         355          475          5        19           6        1.500      1.500       6.653     7.539     14.539   6 Month LIBOR

        93        435,798.52     11.390    0.530        0         279          279         81         3           6        1.242      1.242       6.835     10.080    16.832   6 Month LIBOR

        94        161,743.64      7.699    0.530        0         355          475          5        19           6        1.500      1.500       6.199     7.699     14.699   6 Month LIBOR

                                                                  ASSUMED ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)

                                                                       REMAINING
                                                                     AMORTIZATION
                                                REMAINING  REMAINING    TERM TO              MONTHS TO     MONTHS     INITIAL   SUBSEQUENT
                                      SERVICING INTEREST   TERM TO     MATURITY              NEXT RATE    BETWEEN    PERIODIC   PERIODIC               MINIMUM   MAXIMUM
                                                                       (LESS IO
  LOAN        AGGREGATE     MORTGAGE    FEE     ONLY TERM  MATURITY      TERM)        AGE    ADJUSTMENT     RATE       RATE       RATE       GROSS     MORTGAGE MORTGAGE
             PRINCIPAL                                                                                                                                 RATE
 NUMBER        BALANCE      RATE (%)  RATE (%)  (MONTHS)   (MONTHS)    (MONTHS)     (MONTHS)    DATE     ADJUSTMENTS  CAP (%)    CAP (%)   MARGIN (%)    (%)    RATE (%)      INDEX
                                                                                                                                                                             6 Month
   95        1,095,023.59    7.871     0.530        0        346          346         14         20          6         2.583      1.073      5.015      5.893    13.854       LIBOR
                                                                                                                                                                             6 Month
   96        795,949.89      7.692     0.530        7        343          336         17         9           6         1.500      1.500      5.502      7.173    14.173       LIBOR
                                                                                                                                                                             6 Month
   97        1,324,139.94    6.125     0.530        5        341          336         19         6           6         1.500      1.500      5.375      5.822    12.822       LIBOR
                                                                                                                                                                             6 Month
   98        279,000.00      7.990     0.530       12        348          336         12         12          6         1.500      1.500      6.050      7.990    14.990       LIBOR
                                                                                                                                                                             6 Month
   99        7,577,591.69    6.193     0.530        7        343          336         17         7           6         1.500      1.479      5.443      6.130    13.130       LIBOR
                                                                                                                                                                             6 Month
   100      11,107,677.27    6.235     0.530        6        342          336         18         7           6         1.527      1.455      5.398      6.031    12.945       LIBOR
   101       1,263,350.00    5.586     0.405       30        354          324          6         30          12        2.000      2.000      2.250      2.250    11.586     1 Yr LIBOR
                                                                                                                                                                             6 Month
   102       970,399.94      6.576     0.530       28        352          324          8         28          6         1.500      1.500      5.773      6.576    13.576       LIBOR
                                                                                                                                                                             6 Month
   103       220,515.29      6.600     0.530       28        352          324          8         28          6         1.500      1.500      5.550      6.600    13.600       LIBOR
                                                                                                                                                                             6 Month
   104       233,004.41      5.300     0.530       28        352          324          8         28          6         1.500      1.500      6.050      6.050    12.300       LIBOR

   105       317,700.00      5.818     0.280       53        353          300          7         53          12        5.000      2.000      2.250      2.250    10.818     1 Yr LIBOR
   106       3,543,058.43    5.373     0.313       52        352          300          8         52          12        5.000      2.000      2.250      2.250    10.373     1 Yr LIBOR
                                                                                                                                                                             6 Month
   107       8,780,728.55    7.216     0.530       55        355          300          5         23          6         2.856      1.043      5.874      7.140    13.248       LIBOR
                                                                                                                                                                             6 Month
   108       4,798,516.85    7.052     0.530       53        353          300          7         22          6         2.797      1.126      5.462      6.948    13.147       LIBOR
                                                                                                                                                                             6 Month
   109       912,000.00      6.249     0.530       53        353          300          7         13          6         3.000      1.000      5.494      6.249    12.249       LIBOR
                                                                                                                                                                             6 Month
   110       1,437,894.32    7.180     0.530       55        355          300          5         19          6         1.765      1.450      5.800      7.054    13.851       LIBOR
                                                                                                                                                                             6 Month
   111      12,579,075.32    7.370     0.530       54        354          300          6         18          6         2.656      1.111      6.070      7.270    13.548       LIBOR
                                                                                                                                                                             6 Month
   112       7,352,542.74    6.948     0.530       54        354          300          6         20          6         2.792      1.095      5.759      6.859    13.050       LIBOR

   113       702,999.95      6.125     0.530       38        338          300         22         2           12        2.000      2.000      2.500      2.500    11.500     1 Yr LIBOR
                                                                                                                                                                             6 Month
   114       3,730,000.00    6.822     0.530       53        353          300          7         28          6         2.767      1.136      5.519      6.592    12.822       LIBOR
                                                                                                                                                                             6 Month
   115       3,902,277.64    6.500     0.530       52        352          300          8         30          6         2.496      1.338      5.113      6.500    12.500       LIBOR
                                                                                                                                                                             6 Month
   116       139,959.99      6.100     0.530       55        355          300          5         19          6         1.500      1.500      4.600      6.100    13.100       LIBOR
                                                                                                                                                                             6 Month
   117       266,400.00      7.450     0.530       56        356          300          4         20          6         3.000      1.000      6.450      7.450    13.450       LIBOR

   118       469,000.00      5.000     0.280       77        353          276          7         77          12        5.000      2.000      2.250      2.250    10.000     1 Yr LIBOR
   119       2,000,350.74    6.152     0.280       78        354          276          6         78          12        5.000      2.000      2.250      2.250    11.152     1 Yr LIBOR
                                                                                                                                                                             6 Month
   120       388,000.00      6.650     0.530       76        352          276          8         52          6         1.500      1.500      5.950      6.650    13.650       LIBOR
                                                                                                                                                                             6 Month
   121       201,528.48      6.650     0.530       75        351          276          9         51          6         1.500      1.500      5.750      6.650    13.650       LIBOR
                                                                                                                                                                             6 Month
   122       155,973.77      6.950     0.530       76        352          276          8         52          6         1.500      1.500      5.700      6.950    13.950       LIBOR

   123       795,405.76      5.859     0.423       113       353          240          7         50          12        3.275      2.000      2.394      2.394    11.435     1 Yr LIBOR
   124       4,550,043.63    5.743     0.299       114       354          240          6        106          12        4.773      2.000      2.288      2.288    10.819     1 Yr LIBOR
                                                                                                                                                                             6 Month
   125       480,000.00      7.000     0.530       113       353          240          7         17          6         3.000      1.000      2.750      2.750    13.000       LIBOR
                                                                                                                                                                               1 Yr
   126       332,499.99      5.875     0.530       116       356          240          4         2           6         1.000      1.000      2.625      2.625    10.000      Treasury
                                                                                                                                                                             6 Month
   127       3,425,674.99    6.572     0.530       113       353          240          7         34          6         4.334      1.226      2.454      2.454    12.218       LIBOR
                                                                                                                                                                             1 Month
   128       600,000.00      6.625     0.530       113       353          240          7         1           1          NA         NA        2.000      2.000    12.000       LIBOR
                                                                                                                                                                             6 Month
   129       177,600.00      6.625     0.530       109       349          240         11         25          6         5.000      1.000      2.750      2.750    12.625       LIBOR
                                                                                                                                                                             6 Month
   130       180,000.00      7.500     0.530       111       351          240          9         3           6         1.000      1.000      2.875      2.875    12.000       LIBOR
                                                                                                                                                                             1 Month
   131       420,000.00      7.875     0.530       113       353          240          7         1           1          NA         NA        3.250      3.250    12.000       LIBOR
                                                                                                                                                                             1 Month
   132       572,899.99      7.103     0.530       112       352          240          8         1           1          NA         NA        2.478      2.478    12.000       LIBOR
                                                                                                                                                                             6 Month
   133       484,514.55      5.974     0.530       113       353          240          7         53          6         6.000      2.000      2.446      3.672    11.974       LIBOR
                                                                                                                                                                             6 Month
   134       3,512,477.31    6.593     0.530       113       353          240          7         32          6         4.864      1.551      2.262      2.877    12.422       LIBOR
                                                                                                                                                                             6 Month
   135       295,160.45      6.500     0.530       113       353          240          7         17          6         3.000      1.000      2.500      2.500    12.500       LIBOR

(1) Percentages for Delinquency and Cumulative Loss Trigger Events are subject to rating agency confirmation